Exhibit 10.184

SECOND AMENDED AND RESTATED
OPERATING  AGREEMENT

OF

ALASKA DIGITEL, LLC

January 1, 2007

THE UNITS IN THIS LIMITED LIABILITY COMPANY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR STATE SECURITIES AUTHORITIES AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.  THE SALE OR OTHER TRANSFER OF THE UNITS IS ALSO RESTRICTED BY PROVISIONS OF THIS AGREEMENT.

TABLE OF CONTENTS

Page
ARTICLE 1.	FORMATION AND DEFINITIONS	1
1.1	Formation.	1
1.2	Name.	1
1.3	Members and Units.	1
1.4	Office and Agent.	1
1.5	Foreign Qualification.	2
1.6	Term.	2
1.7	Effective Date; Amendment and Restatement.	2
1.8	Definitions.	2
ARTICLE 2.	PURPOSES AND POWERS	11
2.1	Principal Purposes.	11
2.2	Other Purposes.	11
2.3	Powers.	11
ARTICLE 3.	UNITS	11
3.1	Classes of Units.	11
3.2	Common Units.	11
3.3	Profits Interest Units.	12
3.4	Code Section 83(b) Election and Safe Harbor.	13
3.5	Reacquired Units.	14
3.6	Certificates.	14
ARTICLE 4.	CAPITAL OF THE COMPANY	15
4.1	Initial Contributions.	15
4.2	Additional Contributions	16
4.3	Capital Accounts.	16
4.4	Adjustments.	16
4.5	Transfer.	17
4.6	Market Value Adjustments.	17
4.7	No Withdrawal of Capital.	17
4.8	No Interest on Capital.	17
4.9	No Drawing Accounts.	17
ARTICLE 5.	PROFITS AND LOSSES	17
5.1	Determination.	17
5.2	Allocation of Profits and Losses Generally.	17
5.3	Nonrecourse Deductions.	18
5.4	Minimum Gain Chargeback.	18
5.5	Tax Allocations.	18
5.6	Qualified Income Offset.	18
5.7	Limit on Loss Allocations.	19
5.8	§ 754 Adjustments.	19
5.9	Contributed Property.	19
5.10	Tax Credits.	19
5.11	Gross Income Allocation.	20
5.12	Curative Allocations.	20
5.13	Allocation on Transfer.	20
ARTICLE 6.	DISTRIBUTIONS	21
6.1	Distributions Generally.	21
6.2	Payment.	21
6.3	Withholding.	21
6.4	Distribution Limitations.	21
6.5	Tax Distribution.	21
ARTICLE 7.	MANAGEMENT	22
7.1	Management	22
7.2	Appointment of Board of Managers	23
7.3	Procedural Requirements	23
7.4	Officers.	26
7.5	Annual Budget.	26
7.6	Curative Provision.	27
ARTICLE 8.	LIABILITY OF A MEMBER	27
8.1	Limited Liability.	27
8.2	Capital Contribution.	27
8.3	Capital Return.	27
8.4	Reliance.	28
ARTICLE 9.	INDEMNIFICATION	28
9.1	General.	28
9.2	Exception.	28
9.3	Expense Advancement.	28
9.4	Insurance.	29
9.5	Indemnification of Others.	29
9.6	Exculpation.	29
9.7	Rights Not Exclusive.	29
ARTICLE 10.	ACCOUNTING AND REPORTING	29
10.1	Fiscal Year.	29
10.2	Tax Accounting Method.	29
10.3	Tax Elections.	29
10.4	Returns.	30
10.5	Reports; Annual Financial Statements; Regulatory Reporting Obligations.	30
10.6	Books and Records.	30
10.7	Information.	31
10.8	Banking.	31
10.9	Tax Matters; Tax Matters Partner.	31
10.10	Classification of Company as Partnership for Tax Purposes, Not State Law.	32
ARTICLE 11.	DISSOLUTION	32
11.1	Dissolution.	32
11.2	Events of Withdrawal.	33
11.3	Continuation.	33
ARTICLE 12.	LIQUIDATION	34
12.1	Liquidation.	34
12.2	[Reserved].	34
12.3	Priority of Payment.	34
12.4	Liquidating Distributions.	35
12.5	No Restoration Obligation.	35
12.6	Timing.	35
12.7	Liquidating Reports.	35
12.8	Articles of Dissolution.	35
ARTICLE 13.	TRANSFER RESTRICTIONS	36
13.1	General Rule.	36
13.2	Permitted Transfers.	36
13.3	Permitted Pledges.	36
13.4	General Conditions on Transfer.	36
13.5	Rights of Transferees.	37
ARTICLE 14.	LIQUIDITY RIGHTS	37
14.1	Call Rights.	37
14.2	Put Rights.	38
14.3	Determination of Appraised Unit Value.	38
14.4	Closing Procedures.	40
ARTICLE 15.	CERTAIN BUSINESS MATTERS	41
15.1	Distribution of Assets in Kind.	41
15.2	Other Business Ventures.	41
15.3	Confidentiality.	41
ARTICLE 16.	GENERAL PROVISIONS	42
16.1	Amendment.	42
16.2	Representations.	43
16.3	Unregistered Interests.	43
16.4	Waiver of Alternative Withdrawal Rights.	44
16.5	Waiver of Partition Right.	44
16.6	Waivers Generally.	44
16.7	Equitable Relief.	44
16.8	Arbitration.	44
16.9	Remedies for Breach.	45
16.10	Costs.	45
16.11	Counterparts.	45
16.12	Notice.	45
16.13	Deemed Notice.	45
16.14	Partial Invalidity.	45
16.15	Entire Agreement.	46
16.16	Benefit.	46
16.17	Further Assurances.	46
16.18	Headings.	46
16.19	Terms.	46
16.20	Governing Law.	46
16.21	No Tax Advice.	46

SECOND AMENDED AND RESTATED OPERATING AGREEMENT

OF

ALASKA DIGITEL, LLC

This Second Amended and Restated Operating Agreement is made as of the 1st day of January, 2007 (the “Effective Date”), by and among General Communication, Inc., an Alaska corporation (“GCI”), Pacificom Holdings II, LLC, a Delaware limited liability company and the successor-in-interest by merger to Pacificom Holdings, L.L.C. (“Pacificom”), Red River Wireless, LLC, a Delaware limited liability company (“Red River”), AKD Holdings, LLC, a Delaware limited liability company (“AKD Holdings”) and Fire Lake Partners, L.L.C., an Alaska limited liability company (“Fire Lake”), such parties being all of the Members of Alaska Digitel, LLC, an Alaska  limited liability company (the “Company”), on the Effective Date.

In consideration of the mutual covenants contained in this Agreement and intending to be legally bound, the parties agree as follows:

ARTICLE 1. FORMATION AND DEFINITIONS

1.1 Formation.

  The Company was formed on September 17, 1996 by filing Articles of Organization with the Alaska Department of Commerce, Community, and Economic Development under the Act.

1.2 Name.

  The name of the Company is Alaska Digitel, LLC.  The business of the Company will be conducted under such name, and any other name or names as the Company may from time to time determine.

1.3 Members and Units.

  The name and address of each Member and its number of Units held as of the Effective Date are set forth in Schedule 1.3.

1.4 Office and Agent.

[a] The registered office of the Company in Alaska is 508 West 2nd Avenue, Third Floor, Anchorage, Alaska 99501 and its registered agent is John H. Tindall.  The Company may change its registered office or registered agent in Alaska in accordance with the Act.

[b] The principal office of the Company is at 3127 Commercial Drive, Anchorage, Alaska 99501.  The Company may change its principal office upon the affirmative Vote of Members owning more than 50% of the outstanding Units.

1.5 Foreign Qualification.

  The Company will apply for a certificate of authority to do business in any other state or jurisdiction, as required or appropriate from time to time, and will file such other certificates and instruments as may be required or appropriate from time to time in connection with its formation, existence and operation.

1.6 Term.

  The Company became effective as a limited liability company on the date its Articles of Organization were filed with the Alaska Department of Commerce, Community, and Economic Development and will continue in effect, unless and until a Dissolution occurs and Articles of Dissolution are filed in accordance with the Act.

1.7 Effective Date; Amendment and Restatement.

  This Agreement will become effective on the Effective Date and as of such date, amends and restates in its entirety the Amended and Restated Operating Agreement of the Company dated March 31, 2004, as amended by amendments dated April 7, 2004, January 9, 2006 and [          ], 2006 (as amended, the “Former Operating Agreement”), which shall be null, void and of no further force or effect.

1.8 Definitions.

  The following terms used in this Agreement have the corresponding meanings set forth below:

Act:	the Alaska Revised Limited Liability Company Act, as amended from time to time.
Additional Contribution:	a capital contribution (other than the Initial Contribution) that a Member makes to the Company with respect to any Units issued to such Member, as described in Section 4.2.
Adjusted Capital Account Deficit:
as to any Member, the deficit balance (if any) in such Member’s Capital Account as of the end of the Fiscal Year, after [a] crediting to such Capital Account any amount that such Member is obligated to restore pursuant to this Agreement or is deemed obligated to restore pursuant to the minimum gain chargeback provisions of the § 704(b) Regulations and [b] charging to such Capital Account any adjustments, allocations or distributions described in the qualified income offset provisions of the § 704(b) Regulations that are required to be charged to such Capital Account pursuant to this Agreement.

Adjusted Initial Capital Account:	as defined in Section 14.1[a].
Affiliate:
with respect to any Person, any Person that directly or indirectly Controls, is Controlled by, or is under common Control with, such Person. Notwithstanding the foregoing, for purposes of this Agreement (except for purposes of the definition of Third Party), neither the Company nor any of its direct or indirect subsidiaries will be deemed to be an Affiliate of any Member.

Agreement:	this Operating Agreement, also known as a limited liability company agreement, as amended from time to time.
AKD Call Period:	as defined in Section 14.1[d].
AKD Holdings:	as defined in the preamble.
AKD Holdings Contribution Agreement:	as defined in Section 4.1.
AKD Holdings Member:
AKD Holdings and any successor to or Transferee of Units from AKD Holdings who is admitted as a Member pursuant to Article 13. If at any time there is more than one AKD Holdings Member, any allocations and Distributions to the AKD Holdings Member under this Agreement or any other rights or obligations of the AKD Holdings Member under this Agreement will be allocated among such AKD Holdings Members based upon the number of Units owned by each AKD Holdings Member as a percentage of the total number of Units owned by all AKD Holdings Members.

AKD Net Asset Value	as defined in the Reorganization Agreement.
AKD Redemption Price:	as defined in the Reorganization Agreement.
Annual Budget:	shall mean, as at any time, the Company’s then-effective annual operating and capital budget approved or otherwise in effect pursuant to Section 7.5.
Appraised Unit Value	as defined in Section 14.3.
Articles:	the Articles of Organization referred to in Section 1.1, as amended from time to time.
Authorized Valuation Methodology:	as defined in Section 14.3[a].

Available Cash:
as of any relevant date, the aggregate cash or cash equivalents of the Company on hand or on deposit with banks or financial institutions or held in any other form by the Company, less [i] the current portion of indebtedness of the Company, [ii] payments required to be paid by the Company within one year after the date of calculation, and [iii] reasonable reserves for working capital and contingent liabilities of the Company as reasonably determined by the Board of Managers.

Bankruptcy:
a Person will be deemed bankrupt if: [a] any proceeding is commenced against such Person as “debtor” for any relief under bankruptcy or insolvency laws, or laws relating to the relief of debtors, reorganizations, civil rehabilitations, arrangements, compositions, or extensions, or such Person becomes subject to procedures for provisional or final attachment in respect of all or a material portion of its assets, and [i] such proceeding is not dismissed or stayed within 120 days after such proceeding has commenced, or [ii] an order for relief against such Person is granted, or [b] such Person commences any proceeding for relief under bankruptcy or insolvency laws or laws relating to the relief of debtors, reorganizations, civil rehabilitations, arrangements, compositions, or extensions.

Board of Managers:
the governing body of the Company that has the power and authority set forth in Section 7.1, comprised of all of the Managers, as and when acting in their capacity as the Board of Managers of the Company as provided in this Agreement.

Budget Committee:	as defined in Section 7.5.
Business Day:	any day other than a Saturday, a Sunday or a day on which banking institutions in Anchorage, Alaska are required or authorized to be closed.
Call Notice:	as defined in Section 14.1[a].
Capital Account:	the capital account of a Member established and maintained in accordance with Section 4.3.

Capital Contribution:	any contribution (or deemed contribution) of money or property by a Member to the Company that is either an Initial Contribution or an Additional Contribution.
Change of Control:
with respect to any subject Person means the first to occur of the following events: [i] any sale, lease, exchange, or other transfer (in one or a series of related transactions) of all or substantially all of the assets of the subject Person to any Person or group of related Persons as determined pursuant to Section 13(d) of the Securities Exchange Act of 1934, other than to one or more of its Affiliates; or [ii] any event pursuant to which any Person other than any Affiliates of the subject Person acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of more than 50% of the combined voting power of the then-outstanding voting securities of the subject Person; provided that no Change of Control with respect to the Company shall occur as a result of any of the transactions contemplated by the Reorganization Agreement.

Code:	The Internal Revenue Code of 1986, as amended from time to time, and the corresponding provisions of any subsequent revenue laws.
Commercially Reasonable Efforts:
reasonable efforts made by any party that will not require such party to undertake extraordinary or unreasonable measures to obtain any consents, approvals or other authorizations or to achieve other desired results, including requiring such party to make any material expenditures (other than normal filing fees or the like) or to accept any material changes in the terms of a contract, license or other instrument for which a consent, approval or authorization is sought.

Common Units:	Units denominated as such and having the rights set forth in Section 3.2.
Company:	as defined in the preamble.
Confidential Information:	as defined in Section 15.3[b].

Control:
including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”, as used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

Damages:	as defined in Section 9.1.
Dissolution:	the happening of any of the events described in Section 11.1.
Distribution:
the amount of any money or the Fair Market Value of any property distributed by the Company to a Member as an operating or liquidating Distribution in accordance with this Agreement, reduced by the amount of any Company liabilities assumed by the distributee or to which the distributed property is subject.

EBITDA Multiplier:	as defined in the Management Agreement and as adjusted from time to time pursuant to Section 5.1(d) of the Management Agreement.
Effective Date:	as defined in the preamble.
Fair Market Value:
the cash price at which a willing seller would sell and a willing buyer would buy, both having full knowledge of the relevant facts and being under no compulsion to buy or sell, in an arm’s-length transaction without time constraints. The Fair Market Value any asset will be the fair market value thereof as determined in good faith by the Board of Managers or, if requested by Notice given by any Member, as determined in accordance with the valuation procedure set forth in Section 14.3, which determination will be conclusive and binding; provided that any determination of the Fair Market Value of Units for purposes of determining the Appraised Unit Value of such Units will be governed in all respects by the provisions of Article 14.

15% Coupon:	as defined in Section 14.1[a].
Fire Lake:	as defined in the preamble.

Fire Lake Member:
Fire Lake and any successor to or Transferee of Units from Fire Lake who is admitted as a Member pursuant to Article 13. If at any time there is more than one Fire Lake Member, any allocations and Distributions to the Fire Lake Member under this Agreement or any other rights or obligations of the Fire Lake Member under this Agreement will be allocated among such Fire Lake Members based upon the number of Units owned by each Fire Lake Member as a percentage of the total number of Units owned by all Fire Lake Members.

First GCI Call Period:	as defined in Section 14.1[a].
Fiscal Year:
the fiscal and taxable year of the Company, including both 12-month and short fiscal or taxable years; until changed as provided in this Agreement, each Fiscal Year will begin on January 1 of each year and end on December 31 of such year, provided that the first Fiscal Year will begin on the Effective Date and the last Fiscal Year will end on the date on which Liquidation of the Company is completed.

Former Operating Agreement:	as defined in Section 1.7.
GAAP:	generally accepted accounting principles as in effect from time to time in the United States of America, consistently applied.
GCI:	as defined in the preamble.
GCI Member:
GCI and any successor to or Transferee of Units from GCI who is admitted as a Member pursuant to Article 13. If at any time there is more than one GCI Member, any allocations and Distributions to the GCI Member under this Agreement or any other rights or obligations of the GCI Member under this Agreement will be allocated among such GCI Members based upon the number of Units owned by each GCI Member as a percentage of the total number of Units owned by all GCI Members.

GCI Requested Financial Information:	as defined in Section 10.5.

Governmental Approvals:	any consent, approval or authorization of, notice to, declaration of, or filing with, any Governmental Authority.
Governmental Authority:
any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, court, government or self-regulatory organization, commission, tribunal, organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

Indemnified Persons:	as defined in Section 9.1.
Initial Contribution:	the initial Capital Contribution made (or deemed made) by a Member to the Company with respect to any Units issued to such Member, as described in Schedule 4.1.
IRS Notice:	as defined in Section 3.4[b].
Lien:	a mortgage, lien, pledge, collateral assignment, charge, title retention agreement, levy, execution, attachment, garnishment, security interest or other encumbrance.
Limited Owner:	as defined in Section 11.3.
Liquidation:	the process of winding up and terminating the Company after its Dissolution.
Losses:	as defined in Section 5.1.
Management Agreement:	The Management Agreement entered into by and between the Company and Fire Lake as of the date hereof in the form attached hereto as Exhibit C.
Manager:	an individual appointed to serve on the Board of Managers in accordance with Section 7.2.
Members:	each of the GCI Member, the Pacificom Member, the Red River Member, the Fire Lake Member and any other Person admitted as a Member pursuant to Article 13.

Non-GCI Members:	each of the AKD Holdings Member, the Pacificom Member and the Red River Member.
Notice:	any written notice actually delivered pursuant to Section 16.12 or deemed delivered pursuant to Section 16.13.

Original Profits Interest Units:	as defined in Section 3.3[a].
Pacificom:	as defined in the preamble.
Pacificom Member:
Pacificom and any successor to or Transferee of Units from Pacificom who is admitted as a Member pursuant to Article 13. If at any time there is more than one Pacificom Member, any allocations and Distributions to the Pacificom Member under this Agreement or any other rights or obligations of the Pacificom Member under this Agreement will be allocated among such Pacificom Members based upon the number of Units owned by each Pacificom Member as a percentage of the total number of Units owned by all Pacificom Members.

Person:	an individual, corporation, partnership, limited liability company, trust, unincorporated organization or other entity.
Presumed Tax Liability:
for any Member for a Fiscal Year and any Fiscal Year prior thereto, an amount equal to the product of [a] the amount of taxable income allocated to such Member for that Fiscal Year and all Fiscal Years prior thereto and [b] the Presumed Tax Rate.

Presumed Tax Rate:
the highest combined federal and state income tax rate applicable during such Fiscal Year to a natural person residing in Alaska, taxable at the highest marginal federal income tax rate and the highest marginal Alaska income tax rates, determined without regard to the adjustments provided for in Sections 67 and 68 of the Code.

Proceeding:	any threatened, pending, ongoing or completed action, suit or proceeding, whether formal or informal, and whether civil, administrative, investigative or criminal.
Profits:	as defined in Section 5.1.
Profits Interest Units:	Units denominated as such and having the rights set forth in Section 3.3.
Put Notice:	as defined in Section 14.2[a].
Qualified Appraiser	as defined in Section 14.3[a].
Red River:	as defined in the preamble.
Red River Member:
Red River and any successor to or Transferee of Units from Red River who is admitted as a Member pursuant to Article 13. If at any time there is more than one Red River Member, any allocations and Distributions to the Red River Member under this Agreement or any other rights or obligations of the Red River Member under this Agreement will be allocated among such Red River Members based upon the number of Units owned by each Red River Member as a percentage of the total number of Units owned by all Red River Members.

Regulations:	the Treasury Regulations (including temporary or proposed regulations) promulgated under the Code, as amended from time to time (including corresponding provisions of succeeding regulations).
Regulatory Allocations:	as defined in Section 5.12.
Reorganization Agreement:	the Reorganization Agreement dated as of June 16, 2006 among the initial Members, the Company, and the members of Denali PCS, LLC.
Representatives:	as defined in Section 15.3[a].
Safe Harbor Units:	as defined in Section 3.4[b].

Second GCI Call Period:	as defined in Section 14.1[b].
Tax Distribution:	as defined in Section 6.5.
Tax Matters Partner:	as defined in Section 10.9.
Third Party:	means, with respect to any Person, any other Person that is not an Affiliate of such Person.
Transfer:
a direct or indirect sale, exchange, assignment, transfer or other disposition of a Unit or any interest therein (including the creation of a Lien on all or any part of a Unit), whether voluntary, involuntary or by operation of law.

Transferee:	a Person to whom a Unit is Transferred in compliance with this Agreement.
Transferor:	a Person who Transfers a Unit in compliance with this Agreement.
Unit:	as defined in Section 3.1.
Vote:
the action of the Members made in accordance with the voting requirements set forth in Article 7 or any other applicable provision of this Agreement, either at a meeting or by written consent without a meeting.

Withdrawal:	the occurrence of an event which terminates membership in the Company, as provided in Section 11.2.

ARTICLE 2. PURPOSES AND POWERS

2.1 Principal Purposes.

  Subject to the provisions of this Agreement, the purpose of the Company is [a] to provide wireless communication services; and [b] to do any and all other acts or things that may be incidental, advisable or necessary to carry on the business of the Company as contemplated by this Agreement.

2.2 Other Purposes.

  The Company may engage in activities related or incidental to its principal purpose, as well as any other lawful business or investment activity as may be approved by the unanimous Vote of the Members.

2.3 Powers.

  Subject to the provisions of this Agreement, the Company has all the powers granted to a limited liability company under the Act, as well as all powers necessary or convenient to or for the furtherance of the purpose specified in Section 2.1 that are not expressly prohibited to the Company by applicable law.

ARTICLE 3. UNITS

3.1 Classes of Units.

  The ownership of the Company shall be divided into and represented by Units.  There shall be two classes of Units:  Common Units and Profits Interest Units.  References in this Agreement to “Units” shall include all Units outstanding as of the relevant date, without regard to class.  The Company shall be authorized to issue a total of 3,830 Units, consisting of 3,600 Common Units and 230 Profits Interest Units, subject to the adjustments provided for in Sections 3.2 and 3.3 below.  The Units owned by each Member are set forth in Schedule 1.3 (subject to the adjustments contemplated by Section 3.2 and 3.3 below).  Each time Units are issued, cancelled, forfeited or transferred in accordance with the terms and conditions of this Agreement, the Company shall attach a revised Schedule 1.3 to this Agreement and send a copy thereof to all Members.  No consent of any Member shall be needed to make such revisions to Schedule 1.3.

3.2 Common Units.

[a] Issuance.  The Company has issued on the Effective Date 1,600 Common Units to the GCI Member, 1,999 Common Units to AKD Holdings, 0.7152 Common Units to the Pacificom Member and 0.2848 Common Units to the Red River Member for the Capital Contributions set forth in Section 4.1; provided that Section 2.3 of the Reorganization Agreement provides for an adjustment to the number of Common Units issued on the Effective Date to the GCI Member based on the value of the Company as of the Effective Date as determined in accordance with the terms and conditions of the Reorganization Agreement (such value is referred to in the Reorganization Agreement as the AKD Net Asset Value); and provided further that Section 2.4 of the Reorganization Agreement provides that at the closing of the transactions contemplated by the Reorganization Agreement, GCI shall purchase from the Company an additional 1,350 Common Units, with the proceeds from the sale of such additional Common Units to be used by the Company to redeem a like number of Common Units first from the Pacificom Member and the Red River Member and then from the AKD Holdings Member.  The number of Common Units held by the Non-GCI Members and the GCI Member following the transactions and adjustments contemplated by Sections 2.2, 2.3 and 2.4 of the Reorganization Agreement shall automatically be adjusted as appropriate to reflect that total number of Common Units finally determined to be held by the Non-GCI Members and the GCI Member pursuant to the terms and conditions of Sections 2.2, 2.3 and 2.4 of the Reorganization Agreement.  The adjustments to the number of Common Units issued to the GCI Member based on the AKD Net Asset Value pursuant to Section 2.3 of the Reorganization Agreement shall be made to be effective retroactively as of the date of the original issuance.  The Company shall make appropriate revisions to Schedule 1.3 to reflect the number of Common Units held by the Non-GCI Members or the GCI Member following the transactions contemplated by Sections 2.2, 2.3 and 2.4 of the Reorganization Agreement, which revisions do not need to be approved by the Members.  Exhibit D provides some examples of the operation of the Sections 2.2, 2.3 and 2.4 of the Reorganization Agreement and the accompanying adjustments to the total number of Common Units held by each Member.  Except as set forth above, the Company shall have no authority to issue additional Common Units.

[b] Rights.  The holders of the Common Units shall have the voting and economic rights set forth in the other Articles of this Agreement.

3.3 Profits Interest Units.

[a] Issuance.  The Company has issued on the Effective Date a total of 230 Profits Interest Units to Fire Lake (the “Original Profits Interest Units”); provided that if the transactions and adjustments contemplated by Sections 2.2, 2.3 and 2.4 of the Reorganization Agreement result in the Company having more or less than 3,600 Common Units issued and outstanding, then the number of the Original Profits Interest Units shall be automatically adjusted to equal a number of Profits Interest Units equal to [i] the total adjusted number of Common Units issued and outstanding divided by .94 (rounded to two decimal places), minus [ii] the total adjusted number of Common Units issued and outstanding.  Exhibit D provides some examples of the operation of the Sections 2.2, 2.3 and 2.4 of the Reorganization Agreement and the accompanying adjustments to the number of Original Profits Interest Units. Except for the adjustment contemplated by Section 3.3[c] below, the Company shall have no authority to grant additional Profits Interest Units.

[b] Rights.  Profits Interest Units shall constitute an interest in the future Profits and Losses of the Company and shall not entitle the holder thereof to any portion of the value of the Company as of the date that the Profits Interest Units are issued.  The holders of Profits Interest Units shall have the voting and economic rights set forth in the other Articles of this Agreement.  It is the intent of the Members and the Company that Profits Interest Units shall represent an interest in the Company that qualifies as a “profits interest” within the meaning of IRS Revenue Procedure 93-27, 1993-2 C.B. 343, or any successor authority thereto, and such profits interest shall have no Capital Account as of the date that any such Profits Interest Units are issued.

[c] Adjustment of Profits Interest Units.  In the event that the Management Agreement terminates for any reason, GCI exercises its rights to purchase the Units of the Non-GCI  Members and the Fire Lake Member pursuant to Section 14.1 below or if there is a Change of Control transaction with respect to the Company, then subject to any forfeiture provisions contained in Section 14.1 below, the number of Profits Interest Units issued to Fire Lake pursuant to Section 3.3[a] shall be deemed to have been retroactively adjusted as of the date of the original issuance to equal the amount of the Original Profits Interest Units multiplied by the applicable EBITDA Multiplier.  By way of example, assuming that the number of Original Profits Interest Units remains at 230 pursuant to Section 3.3[a], then if there is an adjusting event and the EBITDA Multiplier is equal to 1.5, then Fire Lake will be deemed to have owned 345 Profits Interest Units from the Effective Date.  The Company will then make appropriate adjustments to the Capital Accounts of the Members to reflect this adjustment, which adjustments will not need to be approved by the Members.  The Company shall also make appropriate revisions to Schedule 1.3, which revisions will not need to be approved by the Members.

3.4 Code Section 83(b) Election and Safe Harbor.

[a] General.  Each Member that acquires an interest in the Company that is subject to vesting agrees that within 30 days after such Person becomes a Member, the Person who is performing the services to which the vesting requirement relates shall file an election with the Internal Revenue Service under Section 83(b) of the Code and the regulations promulgated thereunder with respect to that interest (and with respect to any other interest in the Company that is subject to vesting based upon services to be performed by that Person).

[b] Safe Harbor Election.  By executing this Agreement, each Member authorizes and directs the Company to elect to have the “Safe Harbor” described in the proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43 (the “IRS Notice”) apply to any Units transferred to a service provider by the Company on or after the effective date of such Revenue Procedure (or any substantially similar Revenue Procedure or other guidance issued by the Internal Revenue Service) in connection with services provided to the Company.  For purposes of making such Safe Harbor election, the Board of Managers is hereby designated as the “partner who has responsibility for federal income tax reporting” by the Company and, accordingly, that execution of such Safe Harbor election by the Board of Managers constitutes execution of a “Safe Harbor Election” in accordance with Section 3.03(1) of the IRS Notice with respect to such Units (“Safe Harbor Units”).  The Company and each Member hereby agree to comply with all requirements of the Safe Harbor described in the IRS Notice (and any substantially similar Revenue Procedure or other guidance issued by the Internal Revenue Service), including, without limitation, the requirement that each Member shall prepare and file all federal income tax returns reporting the income tax effects of each Safe Harbor Units issued by the Company in a manner consistent with the requirements of the IRS Notice (an any substantially similar Revenue Procedure or other guidance issued by the Internal Revenue Service).

[c] Failure to Comply.  Any Member or former Member that fails to comply with the requirements set forth in Section 3.4[a] or Section 3.4[b] shall indemnify and hold harmless the Company and each adversely affected Member and former Member from and against any and all losses, liabilities, taxes, damages, judgments, fines, costs, penalties, amounts paid in settlement and reasonable out-of-pocket costs and expenses incurred in connection therewith (including, without limitation, costs and expenses of suits and proceedings, and reasonable fees and disbursements of counsel), in each case resulting from such Member’s or former Member’s failure to comply with such requirements.  The Board of Managers may offset distributions to which a Person is otherwise entitled under this Agreement against such Person’s obligation to indemnify the Company and any other Person under this Section 3.4[c] (and any amount so offset with respect to such Person’s obligation to indemnify a Person other than the Company shall be paid over to such other Person by the Company).  A Member’s obligations to comply with the requirements of Section 3.4[a] or Section 3.4[b] and to indemnify the Company and any Member or former Member under this Section 3.4[c] shall survive such Member’s ceasing to be a Member of the Company and/or the termination, dissolution, liquidation and winding up of the Company, and, for purposes of this Section 3.4[c], the Company shall be treated as continuing in existence.  The Company and any Member or former Member may pursue and enforce all rights and remedies it may have against each Member or former Member under this Section 3.4[c], including [i] instituting a lawsuit to collect such indemnification and contribution, with interest calculated at a rate equal to the prime rate plus three percentage points per annum (but not in excess of the highest rate per annum permitted by law), compounded on the last day of each fiscal quarter and [ii] specific performance and/or immediate injunctive or other equitable relief from any court of competent jurisdiction (without the necessity of showing actual money damages, or posting any bond or other security) in order to enforce or prevent any violation of the provisions of Section 3.4[a] or Section 3.4[b].

[d] Certain Amendments.  Each Member authorizes the Board of Managers to amend Section 3.4[a] and Section 3.4[b] to the extent necessary to achieve substantially the same tax treatment with respect to any interest in the Company transferred by the Company to a service provider in connection with services provided to the Company as set forth in Section 4 of the IRS Notice (e.g., to reflect changes from the rules set forth in the IRS Notice in subsequent Internal Revenue Service guidance), provided that such amendment is not materially adverse to any Member (as compared with the after-tax consequences that would result if the provisions of the IRS Notice applied to all interests in the Company transferred to a service provider by the Company in connection with services provided to the Company).

3.5 Reacquired Units.

  Any Units reacquired by the Company shall automatically be cancelled and shall not be deemed issued or outstanding.  Units reacquired by the Company shall not be available for reissuance.

3.6 Certificates.

  The Company may issue certificates representing any or all of the outstanding Units, in the discretion of the Board of Managers.

ARTICLE 4. CAPITAL OF THE COMPANY

4.1 Initial Contributions.

  By execution of this Agreement: [a] AKD Holdings  acknowledges and agrees that all of the Class A Membership Interest and Class B Membership Interest and accompanying Class A Points, Class B Points and Voting Points (as such terms are defined in the Former Operating Agreement) granted to Pacificom, Red River and Graystone Holdings, LLC, an Alaska limited liability company pursuant to the Former Operating Agreement and transferred to AKD Holdings pursuant to that certain Transfer and Contribution Agreement dated as of December 28, 2006 by and among the Non-GCI Members (the “AKD Holdings Contribution Agreement”) are hereby converted and reclassified into the 1,999 Common Units (and accompanying voting and economic rights set forth in this Agreement) issued to AKD Holdings pursuant to Section 3.2[a]; [b] Red River acknowledges and agrees that all of its Class A Membership Interest and accompanying Class A Points and Voting Points (as such terms are defined in the Former Operating Agreement) granted pursuant to the Former Operating Agreement and not transferred to AKD Holdings pursuant to the AKD Holdings Contribution Agreement are hereby converted and reclassified into the 0.2848 Common Units (and accompanying voting and economic rights set forth in this Agreement) issued to Red River pursuant to Section 3.2[a]; [c] Pacificom acknowledges and agrees that all of its Class A Membership Interest and accompanying Class A Points and Voting Points (as such terms are defined in the Former Operating Agreement) granted pursuant to the Former Operating Agreement and not transferred to AKD Holdings pursuant to the AKD Holdings Contribution Agreement are hereby converted and reclassified into the 0.7152 Common Units (and accompanying voting and economic rights set forth in this Agreement) issued to Pacificom pursuant to Section 3.2[a]; and [d] the Members acknowledge and agree that Graystone Holdings, LLC, an Alaska limited liability company shall have no membership or other interest whatsoever in the Company since all of its Class B Membership Interest and accompanying Class B Points and Voting Points (as such terms are defined in the Former Operating Agreement) granted pursuant to the Former Operating Agreement were transferred to AKD Holdings pursuant to the AKD Holdings Contribution Agreement.  Contemporaneously with or prior to the execution of this Agreement, GCI will make or will have made the Capital Contribution to the Company contemplated to be made by GCI with respect to its Units pursuant to Section 2.3 of the Reorganization Agreement.  The agreed Fair Market Value of GCI’s contribution as specified in Schedule 4.1 will be credited to GCI’s Capital Account with respect to such Units, and such agreed Fair Market Value will be deemed to be the amount of GCI’s Initial Capital Contribution.  The Capital Account of the Non-GCI Members will be adjusted as of the Effective Date pursuant to Treasury Regulation § 1.704-1(b)(2)(iv)(f)-(g) which will result in the Capital Account balances specified in Schedule 4.1, and such agreed amounts will be deemed to be the amount of such Non-GCI Member’s Initial Capital Contribution.  Notwithstanding the forgoing, Schedule 4.1 shall be amended as appropriate to adjust the Non-GCI Members’ and the GCI Member’s Capital Account as appropriate to reflect [i] the adjustments made to the AKD Net Asset Value pursuant to Section 2.3 of the Reorganization Agreement and the resulting change in the number of Common Units owned by the GCI Member pursuant to the terms and conditions of Section 2.3 of the Reorganization Agreement and [ii] the issuance of Common Units and accompanying redemptions pursuant to Section 2.4 of the Reorganization Agreement and any adjustments made to the AKD Redemption Price (as defined in the Reorganization Agreement) pursuant to Section 2.4 of the Reorganization Agreement and any resulting change in the number of Common Units owned by the Members.  Exhibit D provides some examples of the operation of Sections 2.2, 2.3 and 2.4 of the Reorganization Agreement and the accompanying adjustments to the Capital Accounts of each Member.

4.2 Additional Contributions

  Except as required by law and except for the adjustments contemplated by Section 4.1 above, no Additional Contributions will be required or permitted to be made by any Member except upon the unanimous Vote of the Members.

4.3 Capital Accounts.

  A Capital Account will be maintained for each Member and credited, charged and otherwise adjusted as required by § 704(b) of the Code and the § 704(b) Regulations.  Each Member’s Capital Account will be:

[a]      Credited with [i] the amount of money contributed by the Member as an Initial Contribution or an Additional Contribution, [ii] the Fair Market Value of assets contributed by the Member as an Initial Contribution or Additional Contribution (net of liabilities that the Company assumes or takes subject to that were not taken into account in determining the Fair Market Value of such assets), [iii] the Member’s allocable share of Profits and [iv] all other items properly credited to such Capital Account as required by the § 704(b) Regulations;

[b]      Charged with [i] the amount of money distributed to the Member by the Company, [ii] the Fair Market Value of assets distributed to the Member by the Company (net of liabilities that the Member assumes or takes subject to that were not taken into account in determining the Fair Market Value of such assets), [iii] the Member’s allocable share of Losses and [iv] all other items properly charged to such Capital Account as required by the § 704(b) Regulations; and

[c]      Otherwise adjusted as required by the § 704(b) Regulations.

Any unrealized appreciation or depreciation with respect to any asset distributed in kind will be allocated among the Members in accordance with the provisions of Article 4 as though such asset had been sold for its Fair Market Value on the date of Distribution and the Members’ Capital Accounts will be adjusted to reflect both the deemed realization of such appreciation or depreciation and the Distribution of such property.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with the § 704(b) Regulations and will be interpreted and applied in a manner consistent with such Regulations and any amendment or successor provision thereto.  The Members will cause appropriate modifications to be made if unanticipated events might otherwise cause this Agreement not to comply with the § 704(b) Regulations, so long as such modifications do not cause a material change in the relative economic benefits of the Members under this Agreement.

4.4 Adjustments.

  The Members intend to comply with the § 704(b) Regulations in all respects, and the Capital Accounts of the Members will be adjusted to the full extent that the § 704(b) Regulations may apply (including applying the concepts of qualified income offsets and minimum gain chargebacks).

4.5 Transfer.

  If any Units are Transferred in accordance with this Agreement, the Capital Account of the Transferor that is attributable to the Transferred Units will carry over to the Transferee.

4.6 Market Value Adjustments.

  Appropriate Capital Account adjustments will be made upon any Transfer of any Units, including those that apply upon the constructive liquidation of the Company under § 708(b) of the Code, all in accordance with the § 704(b) Regulations.  Similarly, if optional basis adjustments are made under § 734 or § 743 of the Code, appropriate Capital Account adjustments will be made as required by the § 704(b) Regulations.

4.7 No Withdrawal of Capital.

  Except as specifically provided in this Agreement, no Member will be entitled to withdraw all or any part of its Capital Contribution from the Company prior to the Company’s Dissolution and Liquidation or, when such withdrawal of capital is permitted, to demand a Distribution of property other than money or as otherwise provided in this Agreement.

4.8 No Interest on Capital.

  No Member will be entitled to receive interest on such Member’s Capital Account or Capital Contribution.

4.9 No Drawing Accounts.

  The Company will not maintain a drawing account for any Member.  All Distributions to Members will be governed by Article 6 (relating to Distributions not in Liquidation of the Company) and by Article 12 (relating to Liquidation).

ARTICLE 5. PROFITS AND LOSSES

5.1 Determination.

  The terms “Profits” and “Losses” mean, respectively, the net profits and losses of the Company determined for each Fiscal Year in accordance with the method of accounting adopted by the Company for federal income tax purposes, except that such net profit or loss will be determined [a] by including as an item of income any income that is exempt from taxation, [b] by deducting as an expense any expenditure of the Company not deductible in computing its taxable income and not properly chargeable to any Capital Account, or deemed not deductible in computing its taxable income and not properly chargeable to any Capital Account in accordance with the § 704(b) Regulations and [c] by calculating the gain, loss, depreciation and amortization on property that is reflected in the Capital Accounts at a book basis different from the basis of such property for federal income tax purposes based on the book basis of such property in accordance with the § 704(b) Regulations.  Any allocation of Profits or Losses will be considered a pro rata allocation of each item entering into the computation of Profits and Losses.

5.2 Allocation of Profits and Losses Generally.

  Except as otherwise provided in this Agreement, the Profits or Losses of the Company, including items of income, gain, loss and deduction for each Fiscal Year, will be allocated to the Members in proportion to their Units, without distinction as to class or series; provided that [a] no portion of the Profits or Losses attributable to the realization of the value of the Company as of the date that a Profits Interest Unit is issued shall be allocated to that Profits Interest Unit and [b] no portion of any item of income, gain, loss or deduction recognized prior to the issuance of a Unit shall be allocated to that Unit.  The intent of the foregoing is to provide that each Profits Interest Unit shall participate to the same extent as a Common Unit in Profits and Losses attributable to operations of the Company after the date that the Profits Interest Unit is issued, but that a Profits Interest Unit shall participate to the same extent as a Common Unit in gain from the disposition of all or substantially all assets of the Company only to the extent that such gain reflects an increase in the fair market value of the assets of the Company from the date of the issuance of the Profits Interest Unit.

5.3 Nonrecourse Deductions.

  Losses attributable to any Company nonrecourse liability (for which no Member or related Person (within the meaning of the § 752 Regulations) bears the economic risk of loss) will be allocated in the same manner as Losses are allocated pursuant to Section 5.2, and Losses of the Company attributable to any Member nonrecourse liability (that is nonrecourse to the Company, but for which one or more Members or related Persons bear the economic risk of loss) will be allocated in accordance with the § 704(b) Regulations to those Members bearing (or who, because of their relationship to Persons who bear such economic risk of loss, are deemed to bear) the economic risk of loss for the liability.  The allocation of liabilities to a property, the determination of nonrecourse deductions, the effect of property revaluations and all other issues affecting the allocation of nonrecourse deductions will be determined in accordance with the § 704(b) Regulations.

5.4 Minimum Gain Chargeback.

2.   Notwithstanding the general rule on allocation of Profits stated in Section 5.2, if there is a net decrease in Company minimum gain for any Fiscal Year, each Member will be allocated items of Profits for such year equal to such Member’s share of the net decrease in Company minimum gain.  If there is a net decrease in Member nonrecourse debt minimum gain for any Fiscal Year, each Member having a share of such minimum gain will be allocated items of Profits equal to such Member’s share of such net decrease in Company nonrecourse debt minimum gain.  The determination of net decreases in Company minimum gain and Member nonrecourse debt minimum gain, allocations of such net decreases, exceptions to minimum gain chargebacks and all other issues affecting the minimum gain chargeback requirements will be determined in accordance with the § 704(b) Regulations.

5.5 Tax Allocations.

Allocation of items of income, gain, loss and deduction of the Company for federal income tax purposes for a Fiscal Year will be allocated, as nearly as is practicable, in accordance with the manner in which such items are reflected in the allocations of Profits and Losses among the Members for such Fiscal Year.  To the extent possible, principles identical to those that apply to allocations for federal income tax purposes will apply for state and local income tax purposes.

5.6 Qualified Income Offset.

  Notwithstanding any other provision of this Agreement to the contrary (except Section 5.4, which will be applied first), if in any Fiscal Year or other period a Member unexpectedly receives an adjustment, allocation or Distribution described in the qualified income offset provisions of the § 704(b) Regulations, such Member will be specially allocated items of income in an amount and manner sufficient to eliminate, to the extent required by the § 704(b) Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible.

5.7 Limit on Loss Allocations.

  Notwithstanding the provisions of Section 5.2 or any other provision of this Agreement to the contrary, Losses (or items thereof) will not be allocated to a Member if such allocation would cause or increase a Member’s Adjusted Capital Account Deficit and will be reallocated to the Members (other than any such Member to which the limitations of this Section 5.7 apply), subject to the limitations of this Section 5.7.

5.8 § 754 Adjustments.

  To the extent an adjustment to the adjusted tax basis of any Company asset under § 734(b) or § 743(b) of the Code is required to be taken into account in determining Capital Accounts under the § 704(b) Regulations, the amount of the adjustment to the Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis), and the gain or loss will be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted under the § 704(b) Regulations.

5.9 Contributed Property.

  All items of gain, loss and deduction with respect to property that is reflected in the Capital Accounts of the Members at a basis different from such property’s adjusted tax basis will be allocated, solely for tax purposes, among the Members to take into account the variation between the adjusted tax basis of the property and the basis reflected in the Member’s Capital Account according to the principles of the § 704(c) Regulations.  For example, if there is built-in gain with respect to certain property at the time of such property’s contribution to the Company, upon the Company’s sale of that property the pre-contribution taxable gain (as subsequently adjusted under the § 704(c) Regulations during the period such property was held by the Company) would be allocated to the contributing Member (and such pre-contribution gain would not again create a Capital Account adjustment because the property was credited to Capital Account upon contribution at its Fair Market Value).  Except as limited by the following sentence, the allocation of tax items with respect to § 704(c) property to Members that do not reflect a basis difference with respect to such property in their Capital Accounts will, to the extent possible, be equal to the allocation of the corresponding book items made to such Members with respect to such property.  All tax allocations made under this Section 5.9 will be made in accordance with § 704(c) of the Code, and the method of making such allocations will be determined by the Members, acting together.

5.10 Tax Credits.

To the extent that the federal income tax basis of an asset is allocated to the Members in accordance with the Regulations promulgated under § 46 of the Code, any tax credit attributable to such tax basis will be allocated to the Members in the same ratio as such tax basis.  With respect to any other tax credit, to the extent that a Company expenditure gives rise to an allocation of loss or deduction, any tax credit attributable to such expenditure will be allocated to the Members in the same ratio as such loss or deduction.  Consistent principles will apply in determining the Members’ interests in tax credits that arise from taxable or non-taxable receipts of the Company.  All allocations of tax credits will be made as of the time such credit arises.  Any recapture of a tax credit will be allocated, to the extent possible, to the Members in the same manner as the tax credit was allocated to them.  Except as otherwise specifically provided in the § 704(b) Regulations (such as the adjustments required when there is an upward or downward adjustment in the tax basis of investment credit property), allocations of tax credits and their recapture will not be reflected by any adjustment to Capital Accounts.

5.11 Gross Income Allocation.

  In the event any Member has a deficit Capital Account at the end of any Company Fiscal Year that is in excess of the sum of [i] the amount such Member is obligated to restore to the Company pursuant to any provision of this Agreement, [ii] the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulations Section 1.704-2(g)(1) and [iii] the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulations Section 1.704-2(i)(5), each such Member shall be specially allocated items  of Company income and gain in the amount of such excess as quickly as possible; provided, however, that an allocation pursuant to this Section 5.11 shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article 5 have been tentatively made as if Section 5.6 and this Section 5.11 were not in the Agreement.

5.12 Curative Allocations.

  The allocations set forth in Sections 5.3, 5.4, 5.6, 5.8 and 5.11 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations.  It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 5.12.  Therefore, notwithstanding, any other provision of this Article 5 (other than the Regulatory Allocations), the Board of Managers shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Section 5.2.  In exercising its discretion under this Section 5.12, the Board of Managers shall take into account any future Regulatory Allocations under Section 5.4 that, although not yet made, are likely to offset Regulatory Allocations made under Section 5.3.

5.13 Allocation on Transfer. If any Unit is Transferred during any Fiscal Year of the Company (whether by liquidation or Transfer of a Unit or otherwise), the books of the Company will be closed as of the effective date of Transfer.  The Profits or Losses attributed to the period from the first day of such Fiscal Year through the effective date of Transfer will be allocated to the Transferor and the Profits or Losses attributed to the period commencing on the day after the effective date of Transfer will be allocated to the Transferee.  In lieu of an interim closing of the books of the Company and with the agreement of the Transferor and the Transferee, the Company may allocate Profits and Losses for such Fiscal Year between the Transferor and the Transferee based on a daily proration of items for such Fiscal Year or any other reasonable method of allocation (including an allocation of extraordinary Company items, as determined by the Company, based on when such items are recognized for federal income tax purposes).

ARTICLE 6. DISTRIBUTIONS

6.1 Distributions Generally.

  Except for liquidating Distributions under Section 12.3 and except as otherwise provided by Section 6.5, the Company will make all Distributions of Available Cash to the Members in proportion to their Units, without distinction as to class, subject to the limitation that Distributions in respect of Profits Interest Units shall relate only to Profits earned and increases in value of the Company after the date that such Profits Interest Units are issued.  Except as provided by Section 6.5, the timing and amount of Distributions shall be determined by the Board of Managers.

6.2 Payment.

  All Distributions will be made to Members owning Units on the date of record, such date being the Business Day immediately preceding the date of Distribution, as reflected on the books of the Company.

6.3 Withholding.

  If required by the Code or by state or local law, the Company will withhold any required amount from Distributions to a Member for payment to the appropriate taxing authority.  Any amount so withheld from a Member will be treated as a Distribution by the Company to such Member.  Each Member will timely file any agreement that is required by any taxing authority in order to avoid any withholding obligation that otherwise would be imposed on the Company.

6.4 Distribution Limitations.

  Notwithstanding any other provision of this Agreement, the Company will not make any Distribution to the Members if, after the Distribution, the liabilities of the Company (other than liabilities to Members on account of their Units) would exceed the Fair Market Value of the Company’s assets.  With respect to any property that is subject to a liability for which the recourse of creditors is limited to the specific property, such property will be included in assets only to the extent the property’s Fair Market Value exceeds its associated liability, and such liability will be excluded from the Company’s liabilities.  Notwithstanding any other provision of this Agreement, the Company will not make a Distribution to any Member if such Distribution would cause or increase any Member’s Adjusted Capital Account Deficit.

6.5 Tax Distribution.

  For each Fiscal Year the Company will, during such Fiscal Year or the immediately subsequent Fiscal Year, but not later than 90 days following the end of each Fiscal Year, to the extent that there is Available Cash distribute to each Member, with respect to such Fiscal Year, a distribution in an amount equal to such Member’s Presumed Tax Liability for such Fiscal Year (a “Tax Distribution”).  Any amount distributed pursuant to this Section 6.5 will be deemed to be an advance distribution of amounts otherwise distributable to the Members pursuant to Sections 6.1 and will reduce the amounts that would subsequently otherwise be distributable to the Members pursuant to such provisions in the order they would otherwise have been distributable.  The Board of Managers may distribute Tax Distributions quarterly on an estimated basis prior to the end of a Fiscal Year, but if the amounts so distributed as estimated Tax Distributions exceed the amount of Tax Distributions to which such Member is entitled to for such Fiscal Year, the Member will promptly after the end of the Fiscal Year return such excess to the Company and the excess will be treated as a distribution to such Member pursuant to Section 6.1, as applicable until it is returned.

ARTICLE 7. MANAGEMENT

7.1 Management.

  Management of the Company will be vested exclusively in the Board of Managers.  Except as otherwise provided in this Agreement: [a] the Board of Managers has complete and unrestricted power and authority to manage the business, properties and activities of the Company in its sole and exclusive discretion, [b] no Person dealing with the Company will be required to inquire into the authority of the Board of Managers (or any designee of the Board of Managers) to take any action or make any decision, [c] notwithstanding any powers granted to members of a limited liability company under the Act, no Member will take part in the operations, management or control of the Company’s business, transact any business in the Company’s name, or have the power to sign documents for or otherwise bind the Company except for such actions that are specifically authorized by the Board of Managers or as otherwise provided by this Agreement, and [d] the Board of Managers has the rights, authority and powers of a “manager” under the Act with respect to the Company business and assets as provided in the Act as in effect on the Effective Date.  Without limiting the foregoing, the Board of Managers has all of the responsibilities and authority of the board of directors of an Alaska business corporation, subject to the express provisions of this Agreement; provided, that the reference to Alaska business corporations is not intended and will not be construed to subject the Company to any restriction or limitation or to subject the Managers to any duty or liability applicable to Alaska corporations or their directors that is not otherwise applicable to an Alaska  limited liability company or its managers or agents.  Concurrently with the execution of this Agreement, the Company shall enter into the Management Agreement, pursuant to which Fire Lake will perform certain management duties for the Company as described therein.  Notwithstanding any other provision of this Agreement to the contrary, the Company will not take any of the following actions, and neither the Board of Managers nor Fire Lake acting under the Management Agreement shall have any authority to take any of the following actions on behalf of the Company, without the written consent of the GCI Member:  [i] cause or permit the Company to engage in any business other than the business described in Section 2.1; [ii] except as provided in the current Annual Budget, cause or permit the Company to purchase or otherwise acquire additional assets having an aggregate cost of $250,000 or more in any transaction or series of related transactions; [iii] cause or permit the Company to merge or consolidate with any Person; [iv] except as provided in the current Annual Budget, cause or permit the Company to sell, lease or otherwise dispose of assets having an aggregate value of $250,000 or more in any transaction or series of related transactions; [v] cause or permit the Company to engage in, enter into or amend any contract, arrangement or transaction in which any Member or any Affiliate of a Member has a direct or indirect interest; [vi] cause or permit the Company to authorize, issue or enter into any agreement providing for any issuance (contingent or otherwise) of any additional Units or other securities, except as contemplated by Article 3 above; [vii] cause or permit the Company to authorize or permit any mandatory or permissive Additional Contributions or to admit any additional Members (other than in connection with a Transfer of Units made in accordance with the provisions of Article 13, which will be governed in all respects by the provisions of Article 13); [viii] cause or permit the Company to redeem any Units or make any other extraordinary distributions not contemplated by Article 6, except as contemplated by Article 3 above; [ix] cause or permit the Company to incur or guarantee any indebtedness (other than the incurrence of trade payables in the ordinary course of business) or incur or guarantee any Lien, except for indebtedness or Liens provided in the Annual Budget and except for indebtedness or Liens contemplated by the Reorganization Agreement; [x] cause or permit the Company to approve any deviation from the Annual Budget then in effect of 10% or greater from an approved line item or budget category or to engage in any transaction which has not been budgeted for in the Annual Budget then in effect; [xi] cause or permit the Company to liquidate, wind up, dissolve, or cease to continue as an ongoing business concern (other than in connection with any events of Dissolution specified in Section 11.1, which will be governed in all respects by the provisions of Section 11.1), effect a recapitalization or reorganization in any form of transaction, commence any bankruptcy or insolvency proceeding, acquiesce to the appointment of a receiver, trustee, custodian or liquidator or admit the material allegations of a petition filed against the Company in any bankruptcy or insolvency proceeding; [xii] cause or permit the Company to change from a limited liability company to a different organizational form; [xiii] cause or permit any direct or indirect subsidiary of the Company to do any of the foregoing in respect of the subsidiary; or [xiv] enter into an agreement or otherwise commit to do any of the foregoing.

7.2 Appointment of Board of Managers.

  The Board of Managers will initially consist of five (5) Managers.  The number of Managers on the Board of Managers shall be fixed from time to time by the Board of Managers, but shall not be less than four Managers or more than eight Managers.  The GCI Member shall at all times have the sole right to appoint and remove one Manager and the AKD Holdings Member shall have the sole right to appoint and remove the remaining members of the Board of Managers.  The AKD Holdings Member may not appoint as a Manager, any Person who serves on the board of directors or comparable governing body of a communications company that competes with GCI. The AKD Holdings Member will elect a sufficient number of Managers deemed independent from GCI under applicable laws, regulations or stock exchange rules to allow GCI to comply with any such applicable laws, regulations or stock exchange rules.  The name of the initial Manager appointed by GCI Member will be John M. Lowber and the names of the initial Managers appointed by the AKD Holdings Member will be Stephen Roberts, William M. Yandell III, James D. Lackie and John Tindall.  Each Manager is entitled to appoint an alternate to serve in his or her absence at any meeting of the Board of Managers.  Each Manager will serve on the Board of Managers until his or her resignation or removal by the Member that appointed such Manager.  Either the GCI Member or the AKD Holdings Member may, at any time, remove a Manager appointed by such Member and appoint a substitute Manager by delivering Notice of such removal and appointment to the other Members.  Any vacancy on the Board of Managers resulting from the death, disability or resignation of a Manager will be filled by the Member that appointed such Manager.  No compensation will be paid to any Manager for serving in such capacity, except that Managers will be entitled to reimbursement for reasonable expenses incurred in connection with such service.

7.3 Procedural Requirements -- Meetings Of Members and the Board of Managers.

[a] Action by Members.  Except as otherwise expressly provided in this Agreement, [i] all actions requiring the approval of the Members will be deemed approved if Members owning more than 50% of the outstanding Units as of the record date for the meeting or written consent Vote in favor of approval, [ii] all Units will vote together as a single voting group, and [iii] each Unit will have one vote.

[b] Action by Board of Managers.  Except as otherwise expressly provided in this Agreement, the act of the majority of the Managers present at a meeting at which a quorum is present shall be the act of the Board of Managers.

[c] Meetings of Members and the Board of Managers.

[i]
Annual Meeting of Members.  An annual meeting of the Members will be held on such date and at time as may be determined by the Board of Managers.  The purpose of the annual meeting is to review the Company’s operations for the preceding Fiscal Year and to transact such other business as may come before the meeting.  The failure to hold any annual meeting has no adverse effect on the continuance of the Company.

[ii]	Special Meetings. Special meetings of the Members, for any purpose or purposes, may be called by the Board of Managers or by any Member or Members owning at least 10% of the Units then outstanding.

[iii]	Meetings of the Board of Managers. The Board of Managers will meet from time to time at the request of any Manager.

[iv]
Place.  The person calling a meeting of Members or of the Board of Managers may designate the place of the meeting.  If the place so designated for a meeting of Members is not in the Anchorage, Alaska metropolitan area and for a meeting of the Board of Managers is not in the Anchorage, Alaska or Memphis, Tennessee metropolitan area, then such location must be agreed in the case of a Member meeting, by Members who own more than 50% of the Units then outstanding, and in the case of a Board of Managers meeting, by all   of the Managers.  If no designation is made by a person calling a meeting of Members or the Board of Managers, the place of meeting will be the Company’s principal place of business.

[v]
Notice.  Notice of any Board of Managers or Members meeting must be given not less than three Business Days nor more than 30 days before the date of the meeting.  Such Notice must state the place, day and hour of the meeting and, in the case of a special Members meeting, the purpose for which the meeting is called.

[vi]
Waiver of Notice.  Any Member or Manager may waive, in writing, any Notice required to be given to such Member or Manager, whether before or after the meeting or other event to which such Notice relates.  Attendance by a Member or Manager at a meeting will constitute a waiver of notice of the meeting, unless the Member or Manager attends the meeting for the sole and express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called.

[vii]
Record Date.  For the purpose of determining Members entitled to Notice of and to vote at any meeting of Members, or to sign any written consent, the last Business Day before the day on which such Notice or consent is first transmitted to the Members will be the record date.  Any such determination of Members entitled to vote at any meeting of Members will apply to any adjournment of a meeting.

[viii]
Quorum.  A quorum at any meeting of Members will consist of Members who own more than 90% of the outstanding Units on the record date for the meeting (which Members may be in attendance in person, by proxy, by telephone or by video conference).  A quorum at any meeting of the Board of Managers will consist of a majority of the number of directors fixed by the Board of Managers pursuant to Section 7.2 (which Managers may be in attendance in person, by proxy, by telephone or by video conference).  Any Board of Managers or Members meeting at which a quorum is not present may be adjourned to a specified place, day and hour without further Notice.

[ix]
Proxies.  At any meeting of Members or the Board of Managers, a Member or a Manager may vote in person or by written proxy given to another Member or Manager.  Such proxy must be signed by the Member or Manager, or by a duly authorized attorney-in-fact, and must be filed with the Company before or at the time of the meeting.  No proxy will be valid after eleven months from the date of its signing unless otherwise provided in the proxy.  Attendance at the meeting by the Member or Manager giving the proxy will revoke the proxy during the period of attendance.

[x]
Meetings by Telephone or Video.  The Members and the Managers may participate in a meeting by means of conference telephone or video or similar communications equipment by which all Members or Managers participating in the meeting can hear each other at the same time.  Such participation will constitute presence in person at the meeting and waiver of any required Notice.  The Company will take all reasonable steps to ensure that Members and Managers are able to participate by telephone or video conference in meetings of Members and meetings of the Board of Managers, respectively.

[xi]
Observers.  The Board of Managers will permit any individuals designated by the GCI Member or the AKD Holdings Member to be observers at any meetings of the Board of Managers, except that the AKD Holdings Member can not designate any person to be an observer if such person serves on the board of directors or comparable governing body of a communications company that competes with GCI.

[d] Action Without a Meeting.  Any action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by Members whose aggregate Units would enable them to approve the action at a meeting of the Members at which all Members were present and voted.  Any action required or permitted to be taken at a meeting of Managers may be taken without a meeting if, and will be effective when, the action is evidenced by one or more written consents describing the action taken, signed by all  Managers.  Action so taken is effective when sufficient Members or Managers approving the action have signed the consent, unless the consent specifies a different effective date.  If any action is taken by a written consent that is not signed by all Members, Notice of the action, accompanied by a copy of the written consent, will be sent to each Member who did not sign.

7.4 Officers.

  The Board of Managers may from time to time appoint executive officers of the Company and designate their authority and duties to manage the day-to-day operations of the Company.  Unless otherwise determined by the Board of Managers, if the title of an officer is one commonly used for officers of a business corporation formed under the Alaska Corporation Code, the assignment of such title will constitute the delegation to such person of the authorities and duties that are normally associated with that office.  Such officers will take all actions which are necessary and appropriate to conduct the day-to-day operations of the Company’s business, subject to the supervision of the Board of Managers and the provisions of  this Agreement.  No compensation will be paid to any officers for serving in such capacity, unless such compensation is paid pursuant to an employment agreement approved by all members of the Board of Managers.

7.5 Annual Budget.

  The Board of Managers or a committee duly appointed by the Board of Managers, which committee must include the Manager appointed by the GCI Member under Section 7.2 (the “Budget Committee”) will require the appropriate officers,  employees and representatives of the Company to prepare and present an Annual Budget for the Company and its subsidiaries at least ninety (90) calendar days in advance of the beginning of the applicable Fiscal Year.

[a] Each Annual Budget shall cover a one-year period corresponding to a Fiscal Year, provided that the first Annual Budget shall cover the 12-month period commencing January 1, 2007. Each Annual Budget shall include an income statement prepared on an accrual basis which shall show in reasonable detail the revenues and expenses projected for the operations of the Company and its subsidiaries for the forthcoming Fiscal Year and a cash flow statement which shall show in reasonable detail the receipts and disbursements projected for the operations of Company and its subsidiaries for the forthcoming Fiscal Year, the amount of any corresponding cash deficiency or surplus, and contemplated borrowings under credit facilities, if any.

[b] Such Annual Budget shall be prepared on a basis consistent with the financial statements of the Company and its subsidiaries and GAAP.  The Board of Managers or the Budget Committee shall review and discuss the proposed Annual Budget in consultation with the appropriate officers,  employees and representatives of the Company.  The proposed Annual Budget shall be deemed approved if a majority of the Managers then in office approve the Annual Budget, or if approved by a majority of the members of the Budget Committee.  If such approval is obtained, then such Annual Budget shall for all purposes of this Agreement constitute the Annual Budget and shall supersede any previously approved Annual Budget.  If such approval is not obtained, then, until a new budget is approved, the Annual Budget for the Company for the immediately preceding Fiscal Year will remain in effect, adjusted (without duplication) to reflect the following increases or decreases:  [i] the operation of escalation or de-escalation provisions in contracts then in effect solely as a result of the passage of time or contracts entered into pursuant to an approved Annual Budget or the occurrence of events beyond the control of the Company, to the extent such contracts are still in effect; [ii] elections made in any prior year under contracts contemplated by the Annual Budget for the prior year regardless of which party to such contracts makes such election; [iii] the effect of the existence of any multi-year contract entered into in accordance with a previous budget to the extent not fully reflected in the prior year's Annual Budget; [iv] increases or decreases in expenses attributable to the annualized effect of employee additions or reductions during the prior year contemplated by the Annual Budget for the prior year; [v] interest expense attributable to any loans; [vi] increases or decreases in overhead expenses in an amount equal to the total of overhead expenses reflected in the Annual Budget for the prior year (excluding non-recurring items) multiplied by the percentage increase or decrease in the U.S. Department of Labor Bureau of Labor Statistics Consumer Price Index for all Urban Consumers or a successor index for the prior Fiscal Year (but in no event will such change be more than 10% of the corresponding items in the prior Annual Budget); and [vii] decreases in expenses attributable to non-recurring items reflected in the prior year's Annual Budget.

[c] The initial Annual Budget shall be attached hereto as Exhibit E.

7.6 Curative Provision.

 To the extent the GCI Member’s management rights in the Company exceed any allowable control requirements for ownership of wireless communications carriers under any agreement or understanding to which GCI may be bound or under any law or regulation of any Governmental Authority to which GCI may be subject, the Members will negotiate in good faith an amendment to this Agreement that will contain curative provisions regarding voting interests in the Company.

ARTICLE 8. LIABILITY OF A MEMBER

8.1 Limited Liability.

  Except as otherwise provided in the Act, the debts, obligations and liabilities of the Company (whether arising in contract, tort or otherwise) will be solely the debts, obligations and liabilities of the Company, and no Member (or former Member) of the Company is liable or will be obligated personally for any such debt, obligation or liability of the Company solely by reason of such status.  No Manager or Officer of the Company nor any  officer, director, employee or agent of any Member will have any personal liability for the performance of any obligation of any Member under this Agreement.

8.2 Capital Contribution.

  Each Member is liable to the Company for [a] the Initial Contribution deemed to be made under Section 4.1 and [b] subject to Section 8.3, any Capital Contribution or Distribution that has been wrongfully or erroneously returned or made to such Person in violation of the Act, the Articles or this Agreement.

8.3 Capital Return.

  Any Member who has received the return of all or any part of such Member’s Capital Contribution will have no liability to return such Distribution to the Company after the expiration of the applicable period of time specified by the Act or other applicable law unless Notice of an obligation to return is given to such Person within such time period; provided that if such return of capital has occurred without violation of the Act, the Articles or this Agreement, such obligation to return capital will apply only to the extent necessary to discharge the Company’s liability to its creditors who reasonably relied on such obligation in extending credit prior to such return of capital.

8.4 Reliance.

  Any Member will be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements by [a] any of the Company’s other Members, Board of Managers or Officers or [b] any other Person who has been selected with reasonable care as to matters such Member reasonably believes are within such other Person’s professional or expert competence.  Matters as to which such reliance may be made include the value and amount of assets, liabilities, Profits and Losses of the Company, as well as other facts pertinent to the existence and amount of assets from which Distributions to Members might properly be made.

ARTICLE 9. INDEMNIFICATION

9.1 General.

  To the full extent permitted by law, the Company will indemnify, defend and hold harmless each Member (and each such Member’s shareholders, directors, officers, partners, members, employees, Affiliates and agents), Manager and each Officer of the Company (collectively, “Indemnified Persons”) from and against any and all claims, damages, causes of action, losses, expenses (including reasonable fees and expenses of attorneys and other advisors and any court costs incurred by such Indemnified Person) and liabilities (collectively, “Damages”) arising from or in connection with the business or affairs of the Company, the preservation of the business and property of the Company or the defense or disposition of any claim, demand or Proceeding in which such Indemnified Person may be involved or with which such Indemnified Person may be threatened to be involved, as a party or otherwise because such Person was a Member, Manager or Officer (or was a shareholder, director, officer, partner, member, employee, Affiliate or agent of a Member) or acted or failed to act with respect to the business or affairs of the Company if [a] such Person acted in good faith, [b] such Person reasonably believed that its conduct in an official capacity was in the Company’s best interests or, if the conduct was not in an official capacity, that its conduct was at least not opposed to the Company’s best interests and [c] such Person, in the case of any criminal Proceeding, had no reasonable cause to believe its conduct was unlawful.  The termination of any action or Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent will not of itself create a presumption that indemnification is not available under this Agreement.

9.2 Exception.

  Notwithstanding the general rule stated in Section 9.1, the Company will not indemnify any Person in connection with [a] any Proceeding by or in right of the Company in which such Person was adjudged liable to the Company, or [b] in connection with any Proceeding charging improper personal benefit to such Person (or another Person of which such Person is or was a shareholder, director, officer, partner, member, employee or agent) (whether or not involving action in an official capacity) in which such Person was adjudged liable on the basis that personal benefit was improperly received.

9.3 Expense Advancement.

  With respect to the reasonable expenses incurred by an Indemnified Person who is a party to a Proceeding, the Company may provide funds to such Person (and, in the case of a Member, to the shareholders, directors, officers, partners, members, employees, Affiliates and agents of such Person) in advance of the final disposition of the Proceeding if [a] such Person furnishes the Company with such Person’s written affirmation of a good-faith belief that it has met the standard of conduct described in Section 9.1, [b] such Person agrees in writing to repay the advance if it is determined that it has not met such standard of conduct and [c] the Company determines that, based on then known facts, indemnification is permissible under this Article.

9.4 Insurance.

  The indemnification provisions of this Article do not limit any Person’s right to recover under any insurance policy maintained by the Company.  If, with respect to any loss, damage, expense or liability described in Section 9.1, any Person receives an insurance policy indemnification payment that, together with any indemnification payment made by the Company, exceeds the amount of such loss, damage, expense or liability, then such Person will immediately repay such excess to the Company.

9.5 Indemnification of Others.

  To the same extent that the Company will indemnify and advance expenses to a Member, the Company may indemnify and advance expenses to any employee or agent of the Company.  In addition, the Company, in its discretion, may indemnify and advance expenses to any employee or agent to a greater extent than a Member.

9.6 Exculpation.

  No Indemnified Person will be liable to the Company or any other Member for any Damages incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on the applicable Member, Manager or Officer by this Agreement, except that an Indemnified Person will be liable to the Company for any such Damages incurred by reason of such Indemnified Person’s willful misconduct.

9.7 Rights Not Exclusive.

  The rights accruing to each Indemnified Person under this Article 9 will not exclude any other right to which such Indemnified Person may be lawfully entitled.

ARTICLE 10. ACCOUNTING AND REPORTING

10.1 Fiscal Year.

  For income tax and accounting purposes, the fiscal year of the Company will be the Fiscal Year.

10.2 Tax Accounting Method.

  For income tax purposes, the Company will use the accrual method of accounting, unless otherwise required by the Code.  The Tax Matters Partner will have the authority to adopt all other accounting methods for tax purposes.

10.3 Tax Elections.

  Notwithstanding any other provision of this Agreement, no Member, Manager or employee of the Company may take any action (including, but not limited to, the filing of a U.S. Treasury Form 8832 Entity Classification Election) which would cause the Company to be characterized as an entity other than a partnership for U.S. federal income tax purposes without the consent of the GCI Member.  The Tax Matters Partner will have the authority to make any other tax elections, and to revoke any such election, as the Tax Matters Partner may from time to time determine.  Notwithstanding the preceding sentence, following any Transfer (within the meaning of § 754 of the Code) of a Unit, the Tax Matters Partner will make the election under § 754 of the Code.

10.4 Returns.

  At the expense of the Company, the Tax Matters Partner will cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code, as well as all other tax returns required in each jurisdiction in which the Company does business.

10.5 Reports; Annual Financial Statements; Regulatory Reporting Obligations.

  The Company will prepare or will cause the preparation of within the time frames requested by the GCI Member from time to time, such financial statements of the Company and other financial information prepared in accordance with GAAP as GCI may require (the “GCI Requested Financial Information”), as reasonably determined by GCI, to enable it to consolidate the Company’s results of operations with GCI’s results of operations for purposes of U.S. financial accounting reporting rules and regulations and to meet on a timely basis, GCI’s reporting or other obligations under  applicable law, the rules and regulations promulgated thereunder and interpretations thereof by the applicable regulatory authority or its staff, including, without limitation, the U.S. Securities Act of 1933, as amended, and the U.S. Securities Exchange Act of 1934, as amended.  The Company will provide such GCI Requested Financial Information to GCI within 10 to 13 days of each fiscal year, quarter or month end, as applicable, or such shorter time period as may be required by GCI pursuant to the preceding sentence.  The Company shall within the time frame requested by the GCI Member from time to time, take such action or produce such other information, statements and reports, as may be required by applicable stock exchange or stock associations rules or by applicable law, the rules and regulations promulgated thereunder or interpretations thereof by the applicable regulatory authority or its staff, as reasonably determined by the GCI Member to timely meet its or its Affiliates’ disclosure, reporting or other obligations under the rules of any stock exchange or stock association on which its shares are listed and under any applicable law and the rules and regulations promulgated thereunder or interpretations thereof by the applicable regulatory authority or its staff, including, without limitation, the U.S. Securities Act of 1933, as amended,  the U.S. Securities Exchange Act of 1934, as amended, and the Sarbanes-Oxley Act of 2002, as amended.

10.6 Books and Records.

[a] The following books and records of the Company will be kept at its principal office:  [i] a current list of the full name and last known business, residence or mailing address of each Member; [ii] originals of the Articles and of this Agreement, as amended (as well as any signed powers of attorney pursuant to which any such document was executed); [iii] a copy of the Company’s federal, state and local income tax returns and reports and annual financial statements of the Company, for the ten most recent years; and [iv] minutes, or minutes of action or written consent, of every meeting of Members of the Company.

[b] The Company will keep at the Company’s principal office separate books of account for the Company which will show a true and accurate record of all costs and expenses incurred, all credits made and received, and all income derived in connection with the operation of the Company in accordance with GAAP consistently applied as to the Company’s financial position and results of operations.

[c] Each Member will have the right, at any time with reasonable Notice to the Board of Managers and at such Member’s sole expense, to examine, copy and audit the Company’s books and records during normal business hours.  All books and records (including bills and invoices), reports and returns of the Company required by this Article will be maintained in a commercially reasonable manner as reasonably determined by the Board of Managers.

10.7 Information.

[a] Each Member has the right, from time to time and upon reasonable demand for any purpose reasonably related to such Person’s interest as a Member of the Company, to obtain from the Company:  [i] a current list of the full name and last known business, residence or mailing address of each Member; [ii] a copy of the Articles and of this Agreement, as amended (as well as any signed powers of attorney pursuant to which any such document was executed); [iii] a copy of the Company’s federal, state and local income tax returns and reports and annual financial statements of the Company, for the six most recent years; [iv] minutes, or minutes of action or written consent, of every meeting of the Members of the Company and the Board of Managers; [v] true and full information regarding the amount of money and a description and statement of the agreed value of any other property or services contributed or to be contributed by each Member, and the date on which each became a Member; [vi] true and full information regarding the status of the business and financial condition of the Company; and [vii] other information regarding the affairs of the Company as is just and reasonable.  Any demand by a Member under this 10.7 must be by Notice to the Company, and must state the purpose of the demand.  Any inspection or copying of the Company’s books and records under this 10.7 will be during normal business hours, and at the expense of the Member making the demand.

[b] The Board of Managers will cause the Company to provide to each Member [i] not more than ten days following the end of the fiscal quarter, an estimate of any taxable income or gain to be allocated to such Member for such fiscal quarter and [ii] not more than 75 days after each Fiscal Year end, such information for such Fiscal Year as the Member reasonably requires to prepare tax returns or reports required to be filed by it or one or more of its Affiliates, including federal and state tax information and projections and estimates.

10.8 Banking.

  The Company may establish and maintain one or more accounts or safe deposit boxes at banks or other financial institutions.  The Company may authorize one or more individuals to sign checks on and withdraw funds from such bank or financial accounts and to have access to such safe deposit boxes, and may place such limitations and restrictions on such authority as the Company deems advisable.  No funds of the Company will be commingled with funds of any Member or any other Person.

10.9 Tax Matters; Tax Matters Partner.

  Until further action by the Company, the GCI Member (or any Transferee of a majority of the Units owned by such Member) is designated as the Tax Matters Partner under § 6231(a)(7) of the Code.  The Tax Matters Partner will take no action that is reasonably expected to have a material adverse effect on one or more of the Members unless such action is approved by the unanimous Vote of the Members.  The Tax Matters Partner will be responsible for notifying all Members of ongoing tax Proceedings, both administrative and judicial, and will represent the Company throughout any such Proceeding.  The Members will furnish the Tax Matters Partner with such information as it may reasonably request to provide the Internal Revenue Service with sufficient information to allow proper notice to the Members.  If an administrative Proceeding with respect to a partnership item under the Code has begun, and the Tax Matters Partner so requests, each Member will notify the Tax Matters Partner of its treatment of any partnership item on its federal income tax return, if any, which is inconsistent with the treatment of that item on the partnership return for the Company.  Any settlement agreement with the Internal Revenue Service will be binding upon the Members only as provided in the Code.  The Tax Matters Partner will not bind any other Member to any extension of the statute of limitations or to a settlement agreement without such Member’s written consent.  Any Member who enters into a settlement agreement with respect to any partnership item will notify the other Members of such settlement agreement and its terms within 30 days after the date of settlement.  If the Tax Matters Partner does not file a petition for readjustment of the partnership items in the Tax Court, federal District Court or Claims Court within the 90-day period following a notice of a final partnership administrative adjustment, any notice partner or 5-percent group (as such terms are defined in the Code) may institute such action within the following 60 days.  The Tax Matters Partner will timely notify the other Members in writing of its decision.  Any notice partner or 5-percent group will notify the other Members of its filing of any petition for readjustment.

10.10 Classification of Company as Partnership for Tax Purposes, Not State Law.

  The Company will be classified as a partnership for federal (and, as appropriate, state and local) income tax purposes.  This characterization, solely for tax purposes, does not create or imply a general partnership or limited partnership among the Members for state law or any other purpose.  Instead, the Members acknowledge the status of the Company as a limited liability company formed under the Act.  All duties and obligations of the Members to each other are expressly set forth in this Agreement.  Without limiting the foregoing, the Members do not owe to each other or to the Company the duties that a general partner owes to a partnership and its other partners nor do the Managers owe such duties to each other, the Company or its Members, it being acknowledged that the duties owed by the Managers to each other and the Company are as set forth in Article 9.  The Members do not have any express or implied fiduciary duties to the Company or each other except the fiduciary duties, if any, that shareholders in an Alaska corporation might have to each other or the corporation.

ARTICLE 11. DISSOLUTION

11.1 Dissolution.

  Dissolution of the Company will occur upon the happening of any of the following events:

[a] The affirmative Vote of Members owning more than 90% of the outstanding Common Units;

[b] The sale, lease or other disposition of all or substantially all of the assets of the Company in any transaction or series of transactions;

[c] Entry of a decree of judicial dissolution under the Act;

[d] an event of Withdrawal (as defined in Section 11.2) of a Member and the election of the remaining Members to dissolve in accordance with Section 11.3; or

[e] if either the GCI Member or any Non-GCI Member has materially breached a material provision of this Agreement and such breach has not been cured within 30 days after receipt of a Notice from the non-breaching Member providing reasonable detail concerning the nature of the breach, then upon the election of the non-breaching Member.

11.2 Events of Withdrawal.

  An event of Withdrawal of a Member occurs when any of the following occurs:

[a] with respect to any Member, upon the Transfer of all of such Member’s Units (which may only be done as otherwise permitted under this Agreement and which Transfer is treated as a resignation);

[b] with respect to any Member, upon the voluntary withdrawal, retirement or resignation of the Member by Notice to the Company;

[c] with respect to any Member that is a corporation, upon filing of articles of dissolution of the corporation;

[d] with respect to any Member that is a partnership, a limited liability company or a similar entity, upon dissolution and liquidation of such entity (but not solely by reason of a technical termination under § 708(b)(1)(B) of the Code); or

[e] with respect to any Member, the Bankruptcy of the Member.

Within 10 days following the happening of any event of Withdrawal with respect to a Member, such Member must give Notice of the date and the nature of such event to the Company.

11.3 Continuation.

  In the event of Withdrawal of a Member, the Company will be continued unless the remaining Members (including the Permitted Transferee of a withdrawing Member, if applicable) unanimously elect to dissolve.  If the Company is so continued, any Member as to which an event of Withdrawal specified in Sections 11.2[b] through 11.2[e] has occurred, or such Member’s Transferee or other successor-in-interest (as the case may be) if a Member has made a Transfer in violation of this Agreement and such Transfer is found not to be null and void, will, without further act, become a “Limited Owner” of its own Units or the Units of the withdrawn Member.  A Limited Owner has no right:  [a] to participate or interfere in the management or administration of the Company’s business or affairs, including by virtue of appointment of one or more Managers, [b] to vote or agree on any matter affecting the Company or any Member, [c] to require any information on account of Company transactions or [iv] except as provided in the next succeeding sentence, to inspect the Company’s books and records.  The only rights of a Limited Owner are:  [i] to obtain the information specified in Section 10.7 if it executes a confidentiality agreement (in form and substance satisfactory to the Board of Managers) concerning such information if not already bound by Section 10.7, [ii] to receive the allocations and Distributions to which the Units of the Limited Owner are entitled and [iii] to receive all necessary tax reporting information.  Neither the Company, the Board of Managers nor the Members will owe any fiduciary duty of any nature to a Limited Owner.  However, each Limited Owner will be subject to all of the obligations, restrictions and other terms contained in this Agreement as if it were a Member.

ARTICLE 12. LIQUIDATION

12.1 Liquidation.

  Upon Dissolution of the Company, the Company immediately will proceed to wind up its affairs and liquidate pursuant to this Section 12.1.  If there is only one remaining Member, that Member will act as the liquidating trustee.  Otherwise, any Person appointed by the affirmative Vote of Members owning more than 50% of the outstanding Units will act as the liquidating trustee.  The Liquidation of the Company will be accomplished in a businesslike manner as determined by the liquidating trustee.  A reasonable time will be allowed for the orderly Liquidation of the Company and the discharge of liabilities to creditors so as to enable the Company to minimize any losses attendant upon Liquidation.  Any gain or loss on disposition of any Company assets in Liquidation will be allocated to Members in accordance with the provisions of Article 5.  Any liquidating trustee is entitled to reasonable compensation for services actually performed, and may contract for such assistance in the liquidating process as such Person deems necessary or desirable.  Until the filing of a certificate canceling the Articles under Section 12.8, and without affecting the liability of the Members and without imposing liability on the liquidating trustee, the liquidating trustee may settle and close the Company’s business, prosecute and defend suits, dispose of its property, discharge or make provision for its liabilities, and make Distributions in accordance with the priorities set forth in this Article.

12.2 [Reserved].

12.3 Priority of Payment.

  The assets of the Company will be distributed in Liquidation in the following order:

[a] First, to creditors by the payment or provision for payment of the debts and liabilities of the Company and the expenses of Liquidation, including the setting up of any reserves that are reasonably necessary for any contingent, conditional or unmatured liabilities or obligations of the Company;

[b] Second, to the Members that own Units in proportion to the positive balances in their respective Capital Accounts, measured immediately following the Capital Account adjustments arising from the transactions contemplated by Sections 2.2, 2.3 and 2.4 of the Reorganization Agreement; and

[c] Third, to the Members that own Units in proportion to the positive balances in their respective Capital Accounts for their Units after such Capital Accounts have been adjusted to account for the distributions contemplated by Section 12.3[b] and after such Capital Accounts have been adjusted for all allocations of Profits and Losses and items thereof for the Fiscal Year during which such Liquidation occurs.

12.4 Liquidating Distributions.

  Liquidating Distributions will be made by distributing the assets of the Company in kind to the Members in proportion to the amounts distributable to them pursuant to Section 12.3, valuing such assets at their Fair Market Value (net of liabilities secured by such property that the Member takes subject to or assumes that were not taken into account in determining the Fair Market Value of such assets) on the date of Distribution.  Notwithstanding the preceding sentence, but only upon the affirmative Vote of Members owning more than 50% of the outstanding Units, liquidating Distributions may be made by selling the assets of the Company and distributing the net proceeds.  Each Member receiving a liquidating Distribution in kind agrees to save and hold harmless the other Members from any and all liabilities assumed by such Member or to which assets distributed to such Member are taken subject by such Member.  Appropriate and customary prorations and adjustments will be made incident to any Distribution in kind.  The Members will look solely to the assets of the Company for the return of their Capital Contributions, and if the assets of the Company remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return such contributions, they will have no recourse against any other Member.  The Members acknowledge that Section 12.3 may establish Distribution priorities on Liquidation different from those set forth in the Act, as in effect at the time of any Distribution; and, in such event, it is the Members’ intention that the provisions of Section 12.3 will control, to the extent possible.

12.5 No Restoration Obligation.

  Except as otherwise specifically provided in Sections 8.2 and 8.3, nothing contained in this Agreement imposes on any Member an obligation to make an Additional Contribution in order to restore a deficit Capital Account upon Liquidation of the Company.

12.6 Timing.

  Final Distributions in Liquidation will be made by the later of [a] the date that all necessary consents from any governmental authorities or third parties are obtained to make an in kind Distribution of any assets, or [b] the end of the Company’s Fiscal Year in which such actual Liquidation occurs (or, if later, within 90 days after such event) in the manner required to comply with the § 704(b) Regulations.  Payments or Distributions in Liquidation may be made to a liquidating trust established by the Company for the benefit of those entitled to payments under Section 12.3, in any manner consistent with this Agreement and the § 704(b) Regulations.

12.7 Liquidating Reports.

  A report will be submitted with each liquidating Distribution to Members made pursuant to Section 12.4, showing the collections, disbursements and Distributions during the period that is subsequent to any previous report.  A final report, showing cumulative collections, disbursements and Distributions, will be submitted upon completion of the Liquidation.

12.8 Articles of Dissolution.

  Upon Dissolution of the Company and the completion of the winding up of its business, the Company will file Articles of Dissolution (to cancel the Articles) with the Alaska Department of Commerce, Community, and Economic Development pursuant to the Act.  At such time, the Company will also file an application for withdrawal of its certificate of authority in any jurisdiction where it is then qualified to do business.

ARTICLE 13. TRANSFER RESTRICTIONS

13.1 General Rule.

  Except as otherwise provided in Section 13.2, no Member may directly or indirectly Transfer (including by a direct or indirect Transfer of equity interests in or voting rights with respect to the Member, except that a Transfer of equity interests in the GCI Member or a Non-GCI Member will not constitute a Transfer of any Units held by such Member) any of its Common Units without the approval of all members of the Board of Managers, subject in all cases to satisfaction of the conditions set forth in Section 13.4 below.  The Profits Interest Units shall not be transferable, except as provided in Article 14 below.  Any attempt to Transfer Units in violation of this Agreement will be void ab initio, the Company will not register such attempted Transfer in its records and any purported Transferee will not be recognized as the holder of such Units.

13.2 Permitted Transfers.

  Any transfer of Common Units contemplated by Section 2.4 of the Reorganization Agreement will be permitted without approval of all members of the Board of Managers.  In addition, a Transfer of Common Units to a Person that is an Affiliate of a Member will be permitted without approval of all members of the Board of Managers, so long as any such Person that is an Affiliate of such Member continues to be an Affiliate of such Member at all times while it owns any Common Units.  If at any time an Affiliate of a Member to whom a Member has Transferred Common Units under this Section 13.2 ceases to be an Affiliate of such Member, prior to such cessation such Person will Transfer its Common Units back to such Member or to an Affiliate of such Member.  Any Transfer of Common Units under this Section 13.2 shall be subject to the satisfaction of the conditions set forth in Section 13.4.

13.3 Permitted Pledges.

 Any pledge of Common Units pursuant to a bona fide loan transaction or any hedging transaction affecting all or any part of a Member’s Common Units will not in itself constitute a Transfer hereunder or cause the Member to cease to be a Member provided that [a] the Member owning such Common Units gives Notice to the other Members of such pledge or hedge at least ten days prior to effecting it and [b] the pledgee or counterparty to the hedging transaction, as applicable, agrees in writing to be bound by and comply with all provisions of this Agreement applicable to the Member effecting such pledge or hedge.  Any transfer of title to, or beneficial interest in, any Common Units to a pledgee upon foreclosure or to a counterparty to a hedging transaction upon physical settlement of such hedging transaction will be subject to the transfer restrictions under this Article 13. Any Transfer of Units under this Section 13.3 shall be subject to the satisfaction of the conditions set forth in Section 13.4.

13.4 General Conditions on Transfer.

   No Transfer of a Unit will be effective unless all the conditions set forth below are satisfied:

[a] Unless waived by each nontransferring Member, the Transferor signs and delivers to the Company an undertaking in form and substance satisfactory to the Company to pay all reasonable expenses incurred by the Company in connection with the Transfer (including reasonable fees of counsel and accountants and the costs to be incurred with any additional accounting required in connection with the Transfer, and the cost and fees attributable to preparing, filing and recording such amendments to the Articles or other organizational documents or filings as may be required by law);

[b] Unless waived by each nontransferring Member, the Transferor delivers to the Company [i] an opinion of counsel for the Transferor reasonably satisfactory in form and substance to the Company to the effect that, assuming the accuracy of the statement of the Transferee described in [ii] below, the Transfer of the Units as proposed does not violate requirements for registration under applicable federal and state securities laws and [ii] a statement of the Transferee in form and substance reasonably satisfactory to the Company making appropriate representations and warranties with respect to compliance with the applicable federal and state securities laws and as to any other matter reasonably required by the Company;

[c] The Transferor signs and delivers to the Company a copy of the assignment of the Units to the Transferee (substantially in the form of the attached Exhibit A or such other form as reasonably acceptable to the Company), which assignment will provide that the Transferor will continue to be liable for the performance of its liabilities under this Agreement; and

[d] Unless the Transferee is already a Member, the Transferee signs and delivers to the Company an agreement (substantially in the form of the attached Exhibit B or such other form as reasonably acceptable to the Company) to be bound by this Agreement.

The Transfer of the Units will be effective as of 12:01 a.m. (Alaska Time) on the first day on which all of the above conditions have been satisfied.  The Company will amend Schedule 1.3 as of the effective time of any Transfer of any Units to give effect to such Transfer.  No consent of any Member will be necessary to make any such amendment to Schedule 1.3.

13.5 Rights of Transferees.

  Any Transferee acquiring Units in compliance with this Agreement will become a Member automatically on the effective date of the Transfer

ARTICLE 14. LIQUIDITY RIGHTS.

14.1 Call Rights.

[a] GCI Member Call Right – Within 18 Months.  At any time during the period (the “First GCI Call Period”) following the Effective Date and ending at 5:00 p.m. (local time at the Company’s principal office) on the first Business Day following the expiration of 540 days following the Effective Date, the GCI Member may require the Non-GCI Members to sell to the GCI Member all, but not less than all, of the Common Units owned by the Non-GCI Members, at a purchase price equal to the greater of [i] the Appraised Unit Value (as determined in accordance with Section 14.3 below) of such Common Units, or [ii] the amount equal to the Non-GCI Members’ Capital Account following the transactions and adjustments contemplated by Sections 2.2, 2.3 and 2.4 of the Reorganization Agreement (the “Adjusted Initial Capital Account”) plus the product of 15% multiplied by the amount of such Adjusted Initial Capital Account (a “15% Coupon”).  The GCI Member must exercise this right by delivering a written notice to the Non-GCI Members electing to exercise this call right (the “Call Notice”) at any time prior to the expiration of the First GCI Call Period.  Upon the closing of such purchase by the GCI Member of the Non-GCI Members’ Common Units, all of the Profits Interest Units owned by the Fire Lake Member will be forfeited in their entirety and will represent no economic or other interests in the Company.

[b] GCI Member Call Right – From 18-30 Months.  At any time during the period (the “Second GCI Call Period”) commencing on the expiration of the First GCI Call Period and ending at 5:00 (local time at the Company’s principal office) on the first Business Day following the expiration of 900 days following the Effective Date, the GCI Member may require the Non-GCI Members to sell to the GCI Member all, but not less than all, of the Common Units owned by the Non-GCI Members, at a purchase price equal to the greater of [i] the Appraised Unit Value (as determined in accordance with Section 14.3 below) of such Common Units, or [ii] the amount equal to the Non-GCI Members’ Adjusted Initial Capital Account plus a 15% Coupon.  The GCI Member must exercise this right by delivering a Call Notice to the Non-GCI Members at any time prior to the expiration of the Second GCI Call Period.  Upon the closing of such purchase by the GCI Member of the Non-GCI Members’ Common Units, [A] in the event that the GCI Member purchases the Non-GCI Members’ Common Units pursuant to Section 14.1[b][i] above, the GCI Member will purchase from the Fire Lake Member and the Fire Lake Member will sell to the GCI Member, all of the Profits Interest Units owned by the Fire Lake Member in exchange for a purchase price equal to the Appraised Unit Value (as determined in accordance with Section 14.3 below) of such Profits Interest Units; and [B] in the event that the GCI Member purchases the Non-GCI Members’ Common Units pursuant to Section 14.1[b][ii] above, all of the Profits Interest Units owned by the Fire Lake Member will be forfeited in their entirety and will represent no economic or other interests in the Company.

[c] GCI Member Call Right – After 30 Months.  At any time after the expiration of the Second GCI Call Period, the GCI Member may require the Non-GCI Members to sell to the GCI Member all, but not less than all, of the Common Units owned by the Non-GCI Members, at a purchase price equal to the Appraised Unit Value (as determined in accordance with Section 14.3 below) of such Common Units.  The GCI Member must exercise this right by delivering a Call Notice to the Non-GCI Members at any time after the expiration of the Second GCI Call Period.  Upon the closing of such purchase by the GCI Member of the Non-GCI Members’ Common Units, the GCI Member will purchase from the Fire Lake Member and the Fire Lake Member will sell to the GCI Member, all of the Profits Interest Units owned by the Fire Lake Member in exchange for a purchase price equal to the Appraised Unit Value (as determined in accordance with Section 14.3 below) of such Profits Interest Units.

[d] AKD Holdings Member Call Right – Within 49 Months.  At any time during the period (the “AKD Call Period”) ending at 5:00 p.m. (local time at the Company’s principal office) on the final Business Day following the expiration of 1,470 days following the Effective Date, the AKD Holdings Member may require the GCI Member to sell to the AKD Holdings Member all, but not less than all, of the Common Units owned by the GCI Member, at a purchase price equal to the Appraised Unit Value (as determined in accordance with Section 14.3 below) of such Common Units.  The AKD Holdings Member must exercise this right by delivering a Call Notice to the GCI Member at any time prior to the expiration of the AKD Call Period.  As a condition to the AKD Holdings Member’s right to exercise this call option, concurrent with the delivery of the Call Notice, the AKD Holdings Member must provide the GCI Member with evidence reasonably satisfactory to the GCI Member that the AKD Holdings Member have the financial ability to pay the applicable purchase price at the time the Call Notice is delivered or that the AKD Holdings Member has the ability to find a Third Party lender to finance the applicable purchase price at the closing of such sale of Common Units.  If the AKD Holdings Member exercises the call option set forth in this Section 14.1[d], the GCI Member may, within 7 days of its receipt of the Call Notice, exercise any applicable option that it has to purchase the AKD Holdings Member’s Common Units pursuant to Section 14.1[a], 14.1[b] or 14.1[c] (in each case including all accompanying rights to purchase or cause the forfeiture of the Fire Lake Profits Interest), which shall preempt the AKD Holdings Member’s right to purchase the GCI Member’s Common Units set forth in this Section 14.1[d].

[e] Closing Procedures.  The closing of any purchase and sale of Common Units and Profits Interest Units under this Section 14.1 will occur at such time and will be subject to such conditions as are set forth in Section 14.4.

14.2 Put Rights.

[a] AKD Holdings Member Put Right.  At any time following the expiration of 1,440 days following the Effective Date, the AKD Holdings Member may require the GCI Member to purchase all, but not less than all, of the Common Units owned by the AKD Holdings Member, at a purchase price equal to the Appraised Unit Value (as determined in accordance with Section 14.3 below) of such Common Units.  The AKD Holdings Member must exercise this right by delivering a written notice to the GCI Member electing to exercise this put right (the “Put Notice”) at any time following the expiration of 1,440 days following the Effective Date.  At the option of the GCI Member, contingent on the closing of such sale to the GCI Member of the AKD Holdings Member’ Common Units, the GCI Member may require the Fire Lake Member to sell to GCI all, but not less than all, of the Profits Interest Units owned by the Fire Lake Member in exchange for a purchase price equal to the Appraised Unit Value (as determined in accordance with Section 14.3 below) of such Profits Interest Units.

[b] GCI Member Put Right.  At any time following the expiration of 1,440 days following the Effective Date, the GCI Member may require the AKD Holdings Member or the Company to purchase all, but not less than all, of the Common Units owned by the GCI Member, at a purchase price equal to the Appraised Unit Value (as determined in accordance with Section 14.3 below) of such Common Units.  The GCI Member must exercise this right by delivering a Put Notice to whichever of the AKD Holdings Member or the Company that is to be the purchaser in the transaction at any time following the expiration of 1,440 days following the Effective Date.  In order to exercise this put option, the GCI Member must be reasonably satisfied that the applicable purchaser in the transaction then has the financial ability to pay the applicable purchase price for the Common Units or has the ability to find a Third Party lender to finance payment of such purchase price at the closing of such sale of Units.  The AKD Holdings Member or the Company, as applicable, will cooperate in all respects to provide evidence that the GCI Member requires to meet such condition and, if necessary, the AKD Holdings Member or the Company will use Commercially Reasonable Efforts to procure Third Party financing for such a transaction.

[c] Closing Procedures.  The closing of any purchase and sale of Common Units and Profits Interest Units under this Section 14.2 will occur at such time and will be subject to such conditions as are set forth in Section 14.4.

14.3 Determination of Appraised Unit Value.

 For purposes of this Agreement, “Appraised Unit Value” with respect to Common Units shall mean the Fair Market Value of all, but not less than all, of the Common Units owned by the Member whose Common Units are being purchased pursuant to Section 14.1 or Section 14.2, and if applicable, the Fair Market Value of all, but not less than all, of the Profits Interest Units owned by the Fire Lake Member, in each case with no discount or premium for the fact that such Units represent a minority or a controlling interest in the Company.  When the Appraised Unit Value of Common Units and/or Profits Interest Units are to be determined for purposes of Section 14.1 or Section 14.2, each  will be determined as agreed by the GCI Member and the AKD Holdings Member or if the GCI Member and the AKD Holdings Member fail to agree on the Appraised Unit Value and such failure to agree continues for 10 Business Days after the Put Notice or the Call Notice has been delivered,  then as determined pursuant to the following appraisal procedure:

[a] Each of the GCI Member and the AKD Holdings Member will, within 10 Business Days after the deadline for the GCI Member and the AKD Holdings Member to agree on the Appraised Unit Value, appoint a Qualified Appraiser who will be required as part of its appointment to determine, using an Authorized Valuation Methodology, the Appraised Unit Value of the Common Units and/or the Profits Interest Units and deliver its written independent appraisal thereof to the GCI Member and the AKD Holdings Member within 30 days after its appointment.  If either the GCI Member or the AKD Holdings Member fail to appoint a Qualified Appraiser within the period provided above, the one Qualified Appraiser appointed will proceed to make the appraisal alone and its appraisal will be the applicable Appraised Unit Value, which will be final and binding upon the Members.  “Qualified Appraiser” shall mean a Person experienced in valuing assets owned by the Company and who has no prior business relationship with any Member of the Company within the two years prior to its engagement, and the Members will agree not to hire such Person for six-months following the engagement.  “Authorized Valuation Methodology” shall mean one or more valuation methodologies customarily used in the evaluation and appraisal of wireless communications assets, except that any such valuation methodology must be based on an earnings before interest, taxes, depreciation and amortization analysis and shall not be based on a revenue or subscriber count analysis.

[b] If the higher of the two appraisals with respect to the Common Units and/or the Profits Interest Units is less than 110% of the lower appraisal, the Appraised Unit Value with respect to such Units will be the average of the two appraisals.  If the higher appraisal with respect to the Common Units and/or the Profits Interest Units is more than 110% of the lower appraisal, a third Qualified Appraiser, who will be required as part of its appointment to determine, using one or more Authorized Valuation Methodologies, the Appraised Unit Value for such Units within 30 days after its selection and deliver its written independent appraisal thereof to the GCI Member and the AKD Holdings Member, must be selected by the two initial Qualified Appraisers within five Business Days after both initial appraisals have been completed and delivered to the GCI Member and the AKD Holdings Member.  The Appraised Unit Value with respect to such Units will be the average of the third appraisal and the one of the first two appraisals that is closest in amount to the third appraisal.

[c] In the event of the inability or unwillingness of any Qualified Appraiser to act, a new Qualified Appraiser must be appointed in its place within 14 days, such appointment being made in the same manner as provided above for the appointment of the Qualified Appraiser who is being replaced.

[d] The expense of the Qualified Appraiser appointed by the AKD Holdings Member will be borne by the AKD Holdings Member.  The expense of the Qualified Appraiser appointed by the GCI Member will be borne by the GCI Member.  The expense of a third Qualified Appraiser will be borne half by the AKD Holdings Member and half by the GCI Member.  Notwithstanding the forgoing, the AKD Holdings Member shall be required to pay the expenses of all Qualified Appraisers if [i] the Appraised Unit Value is determined under Section 14.1[a], or [ii] if the Appraised Unit Value determined under Section 14.1[b] is finally determined to be less than the amount set forth in Section 14.1[b][ii].

[e] In connection with any appraisals performed pursuant to and in accordance with this Agreement, all of the applicable appraisers will be subject to a duty of confidentiality, and all of the parties will cooperate with all applicable appraisers and will provide such appraisers with all necessary and appropriate information reasonably requested by such appraisers in connection with such appraisals.

14.4 Closing Procedures.

[a] Unless otherwise agreed by the applicable parties, the closing of the purchase and sale of Common Units and/or Profits Interest Units pursuant to Section 14.1 or Section 14.2 will be completed at 10:00 a.m. local time on a date designated by the Member that provides the applicable Put Notice or Call Notice that is within 15 days after [i] delivering such Put Notice or Call Notice, or if a determination of the Appraised Unit Value is made pursuant to Section 14.3, after such determination is made, or [ii] such longer period as is reasonably required to satisfy all of the conditions set forth in Section 14.4[c].  At the closing, the applicable selling Members will deliver to the applicable purchasing Member a written instrument of assignment, substantially in the form attached hereto as Exhibit A, transferring their respective Units to the purchasing Member free and clear of Liens, and the purchasing Member will pay the applicable purchase price.  The closing will be consummated at the principal executive offices of the Company unless the GCI Member and the AKD Holdings Member otherwise agree.

[b] The Member transferring any Common Units and/or Profits Interest Units pursuant to Section 14.1 or Section 14.2 shall be deemed to have represented and warranted that: [i] the purchaser will receive good and valid title to the applicable Units free and clear of all Liens of any nature whatsoever; and [ii] all of such Units can be purchased and sold without any notice to, or consent, approval, order or authorization of, or declaration or filing with, any other Person other than those already obtained and except for any required Governmental Approvals.

[c] The closing of any purchase and sale of Units will be subject to the satisfaction of the following conditions, it being agreed that the parties will use Commercially Reasonable Efforts to cause such conditions to be met:  [i] all material consents, notices, approvals, including Governmental Approvals expressly required with respect to the transactions to be consummated at such closing will have been obtained; and [ii] there will be no preliminary or permanent injunction or other order by any court of competent jurisdiction restricting, preventing or prohibiting the consummation of the transactions to be consummated at such closing.

[d] Unless the applicable parties agree otherwise, the purchase price on any purchase and sale of Units will be payable by wire transfer of same day funds to an account at a bank designated by the applicable party, such designation to be made no less than two Business Days prior to the applicable closing.

[e] Except for Sections 13.4[a] and 13.4[b], each of which shall be deemed to have been waived, all conditions set forth in Section 13.4 must also be satisfied.

[f] Notwithstanding the failure of any Member to assign or deliver certificates representing Units on the applicable closing date as required by this Section 14.4, from and after the applicable closing date, the purchaser of the applicable Units shall for all purposes be deemed the record and beneficial owner of such Units, the selling Member shall have only the right to receive the applicable purchase price for such Units, without interest, and any certificates representing the applicable Units shall represent only the right to receive the applicable purchase price, without interest, upon surrender thereof to the purchaser.

ARTICLE 15. CERTAIN BUSINESS MATTERS

15.1 Distribution of Assets in Kind.

  Any distribution of assets by the Company other than cash will be subject to the receipt of any regulatory or other approvals and waivers deemed necessary by the Board of Managers.  Any distribution of assets will be made in accordance with the provisions of Article 6.

15.2 Other Business Ventures.

  Except as provided for in the Management Agreement, each of the Members and their respective Affiliates may engage in or possess interests in other businesses or ventures of any nature without regard to whether such businesses or ventures are or may be deemed to be competitive in any way with the business of the Company or of any Person in which the Company holds an equity interest.  Except as provided for in the Management Agreement, no Member will have any obligation to offer any business or investment opportunity to the Company.

15.3 Confidentiality.

[a] Each Member covenants and agrees that so long as he is a Member and thereafter, it will not [i] disclose to any other Person any Confidential Information (hereinafter defined), except for disclosures to Members, Managers, key employees, independent accountants and attorneys of the Company as may be necessary or appropriate in the performance of a Member’s duties hereunder; or [ii] use any Confidential Information for any purpose other than the Company’s business.  Each Member covenants and agrees to cause its respective officers, directors and other representatives, including, without limitation, each Manager appointed by such Member to the Board of Managers (collectively, “Representatives”) to observe all terms of this Agreement and shall be responsible for any breach of this Section 15.3 by any of its Representatives.

[b] The term “Confidential Information” means and includes any and all non-public and proprietary information regarding the assets, liabilities, operations, business, affairs, financing, services, products and trade secrets of the Company, any of its Affiliates or any of their respective officers, directors, shareholders, partners, members, employees or agents.  The term “Confidential Information” shall include, without limitation, all financial statements, financial information, projections, forecasts, business plans, methods, ideas, concepts, materials, documents, records, computer programs, customer lists, referral sources, work, models, processes, designs, drawings, plans, inventions, devices, parts, improvements, other physical and intellectual property or other information in any form whatsoever; provided, however, the term “Confidential Information” shall not include any information which [i] at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of its disclosure by a Member or its Representatives in breach of this Section 15.3), [ii] was available to the Member on a non-confidential basis prior to disclosure by the Company, [iii] becomes available to the Member on a non-confidential basis from a Third Party who is not bound by a confidentiality agreement with the Company, or is not otherwise prohibited from transmitting the information to such Member, or [iv] GCI may need to disclose under any applicable law or stock exchange rule as a consequence of it being a public reporting company under the Securities Exchange Act of 1934.

[c] The Confidential Information shall remain the property of the Company; no rights, to use, license or otherwise exploit the Confidential Information are granted to any Member by implication or otherwise; and no Member shall by virtue of the disclosure of the Confidential Information and/or the Member’s use of the Confidential Information acquire any rights with respect thereto, all of which rights shall remain exclusively with the Company.

[d] Each Member acknowledges and agrees that the Company would be irreparably damaged by any unauthorized disclosure or use of any Confidential Information by a Member or its Representatives.  Accordingly, without prejudice to the rights and remedies otherwise available to the Company, each Member agrees that the Company shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including an injunction or specific performance, from any court of competent jurisdiction, wherever located, in the event of any breach or threatened breach of the provisions of this Section 15.3 by a Member or its Representatives.  Such remedies shall not be deemed to be exclusive remedies but shall be in addition to all other remedies available at law or equity to the Company.

[e] In the event that a Member or any of its Representatives become legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigation, demand, order or other legal process) to disclose any Confidential Information, or is legally required or requested by any regulatory or self-regulatory organization to disclose any Confidential Information, such Member and its Representatives may do so without liability, provided Recipient [i] promptly notifies the Company prior to any such disclosure, [ii] cooperates with the Company in any attempts it may make to obtain a protective order or other appropriate assurance that confidential treatment will be afforded the Confidential Information and [iii] strictly limit any such disclosure to that which is expressly required by the terms of the legal action or regulatory or self regulatory organization compelling such disclosure.

[f] The obligations of this Section 15.3 shall survive the termination of this Agreement and any Dissolution and Liquidation of the Company.

ARTICLE 16. GENERAL PROVISIONS

16.1 Amendment.

  Except as otherwise provided in this Agreement, this Agreement may be amended in a writing signed by Members who own more than 50% of the outstanding Units; provided, however, that [a] no amendment that would require any Member to make an additional Capital Contribution to the Company or impose personal liability on a Member for any debt, obligation or liability of the Company shall be effective unless set forth in a writing signed by such Member; [b] no amendment that would change adversely the rights and or obligations of the holders of a Profits Interest Unit in a manner that is different than its effect on the rights or obligations of the holders of Common Units shall be effective unless approved by the holders of two-thirds of the outstanding Profits Interest Units; [c] except for an amendment required in connection with the admission of an additional Member in accordance with the terms of this Agreement, modify or alter the method of determining, the order of priority or the interest of a Member in [i] allocations of Profits or Losses, [ii] allocations or Distributions of Available Cash, or [iii] allocation or Distribution of proceeds resulting from the Liquidation of the Company, unless such amendment receives the affirmative vote or written consent of each Member adversely affected thereby; or [d] amend the provisions of Sections 7.1 or 7.2 unless approved by the holders of 90% of the Common Units.  Any duly adopted amendment to this Agreement is binding on, and inures to the benefit of, each Person who holds a Unit at the time of such amendment, without the requirement that such Person sign the amendment or any republication or restatement of this Agreement.

16.2 Representations.

  Each Member hereby represents and warrants to each other Member that, as of the signing of this Agreement:

[a] Such Member is duly organized, validly existing and in good standing under the laws of the jurisdiction where it purports to be organized, and is a United States Person;

[b] Such Member has full power and authority as a corporation or limited liability company to enter into and perform its obligations under this Agreement;

[c] All actions on the part of such Member necessary to authorize the signing and delivery of this Agreement, and the performance by such Member of its obligations hereunder, have been duly taken;

[d] This Agreement has been duly signed and delivered by a duly authorized officer or other representative of such Member and constitutes the legal, valid and binding obligation of such Member enforceable in accordance with its terms, except as such enforceability may be affected by applicable bankruptcy, insolvency or other similar laws affecting creditors’ rights generally, and except that the availability of equitable remedies is subject to judicial discretion;

[e] No consent or approval of any other Person is required in connection with the signing, delivery and performance of this Agreement and the Reorganization Agreement by such Member; and

[f] The signing, delivery and performance of this Agreement and the Reorganization  Agreement do not violate the organizational documents of such Member or any material agreement to which such Member is a party or by which such Member is bound.

16.3 Unregistered Interests.

  Each Member [a] acknowledges that the Units are being offered and sold without registration under the Securities Act of 1933, as amended, or under similar provisions of state law, [b] represents and warrants that such Member is acquiring the Units for such Member’s own account, for investment, and without a view to the distribution of the Units, [c] represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of the Regulation D under the Securities Act of 1933 and [d] agrees not to Transfer, or to attempt to Transfer, all or any part of its Units without registration under the Securities Act of 1933, as amended, and any applicable state securities laws, unless the Transfer is exempt from such registration requirements.

16.4 Waiver of Alternative Withdrawal Rights.

  Each Member hereby waives and renounces any alternative rights that might otherwise be provided by law upon the withdrawal of such Person and accepts the provisions under this Agreement as such Person’s sole entitlement upon the happening of such event.

16.5 Waiver of Partition Right.

  Each Member hereby waives and renounces any right that it might otherwise have prior to Dissolution and Liquidation to institute or maintain any action for partition with respect to any property held by the Company.

16.6 Waivers Generally.

  No course of dealing will be deemed to amend or discharge any provision of this Agreement.  No delay in the exercise of any right will operate as a waiver of such right.  No single or partial exercise of any right will preclude its further exercise.  A waiver of any right on any one occasion will not be construed as a bar to, or waiver of, any such right on any other occasion.

16.7 Equitable Relief.

  If any Member proposes or refuses to Transfer all or any part of its Units in violation of the terms of this Agreement, the Company or any Member may apply to any court of competent jurisdiction for an injunctive order prohibiting or requiring such proposed Transfer, and the Company or any Member may institute and maintain any action or Proceeding against the Person proposing or refusing to make such Transfer to compel the specific performance of this Agreement.  Any attempted Transfer in violation of this Agreement is null and void, and of no force and effect.  The Person against whom such action or Proceeding is brought hereby irrevocably waives the claim or defense that an adequate remedy at law exists, and such Person will not urge in any such action or proceeding the claim or defense that such remedy at law exists.  The prevailing party in any such proceeding shall be entitled to recover its costs and expenses, including reasonable attorneys' fees, of preparing for and participating in the proceeding.

16.8 Arbitration.

  The Members will attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement through discussions between the senior management of the Members.  If these discussions are unsuccessful, except as provided in Section 16.7, the Members agree that any action asserting a claim by one Member against another Member hereto arising out of or relating to this Agreement shall, on the written notice by one Member to the others, be submitted to binding arbitration to be held in Seattle, Washington.  The arbitration shall be conducted by and in accordance with the Commercial Arbitration Rules of the American Arbitration Association.  The parties shall hold an initial meeting within thirty (30) days from receipt of notice from the requesting party of a request for arbitration.  Unless otherwise agreed in writing, they will jointly appoint a mutually acceptable arbitrator not affiliated with either party.  If they are unable to agree upon such appointment within thirty (30) days of the initial meeting, the parties shall obtain an odd numbered list of not less than five (5) potential arbitrators from the Superior Court for the Third Judicial District, State of Alaska.  Each party shall alternatively strike a single name from the list until only one name remains, with such person to be the arbitrator.  The party requesting the arbitration shall strike the first name.  Each party shall pay one-half (½) of the costs related to the arbitration, unless the arbitrator’s decision provides otherwise.  Each party shall bear its own costs to prepare for and participate in the arbitration.  Each party shall produce at the request of the other party, at least thirty (30) days in advance of the hearing, all documents to be submitted at the hearing and such other documents as are relevant to the issues or likely to lead to relevant information.  The arbitrator shall promptly render a written decision, in accordance with Alaska law and supported by substantial evidence in the record.  The prevailing party shall be entitled to recover reasonable attorneys’ fees, costs, charges and expended or incurred therein, if the arbitrator’s decision so provides.  Failure to apply Alaska law, or entry of a decision that is not based on substantial evidence in the record, shall be additional grounds for modifying or vacating an arbitration decision.  Judgment on any arbitration award shall be entered in any court of competent jurisdiction.  In any subsequent arbitration, the decision in any prior arbitration of this Agreement shall not be deemed conclusive of the rights among the parties hereunder.

16.9 Remedies for Breach.

  The rights and remedies of the Members set forth in this Agreement are neither mutually exclusive nor exclusive of any right or remedy provided by law, in equity or otherwise, and all legal remedies (such as monetary damages) as well as all equitable remedies (such as specific performance) will be available for any breach or threatened breach of any provision of this Agreement.

16.10 Costs.

  If the Company or any Member retains counsel for the purpose of enforcing or preventing the breach or any threatened breach of any provisions of this Agreement or for any other remedy relating to it, then the prevailing party will be entitled to be reimbursed by the nonprevailing party for all costs and expenses so incurred (including reasonable attorney’s fees, costs of bonds and fees and expenses for expert witnesses.

16.11 Counterparts.

  This Agreement may be signed in multiple counterparts, the signature pages of which may be detached and reattached to another identical counterpart.  Each counterpart will be considered an original instrument, but all of them in the aggregate will constitute one agreement.

16.12 Notice.

  All Notices under this Agreement will be in writing and will be either delivered or sent addressed as follows: [a] if to the Company, at the Company’s principal office in Anchorage, Alaska, and [b] if to any Member, at such Person’s address as then appearing in the records of the Company.  In computing time periods, the day Notice is given will be included.

16.13 Deemed Notice.

  Any Notices given to the Company or any Member in accordance with this Agreement will be deemed to have been duly given: [a] on the date of receipt if personally delivered, [b] five days after being sent by U.S. mail, postage prepaid, [c] on the date of receipt, if sent by registered or certified U.S. mail, postage prepaid, [d] on the date of receipt, if sent by facsimile or telecopier transmission (with telephonic confirmation by the recipient) or [e] one Business Day after having been sent by a nationally recognized overnight courier service.

16.14 Partial Invalidity.

  Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law.  However, if for any reason any one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect, such action will not affect any other provision of this Agreement.  In such event, this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained in it.

16.15 Entire Agreement.

  This Agreement (including its Schedules and Exhibits) contains the entire agreement and understanding of the Members concerning its subject matter.

16.16 Benefit.

  Except as otherwise set forth in Section 9.1, this Agreement and the rights and obligations of the Members hereunder will inure solely to the benefit of the Members and their Transferees and the Company, without conferring on any other Person any rights of enforcement or other rights.

16.17 Further Assurances.

  Each Member will sign and deliver, without additional consideration, such other documents of further assurance as may reasonably be necessary to give effect to the provisions of this Agreement.

16.18 Headings.

  Article and section titles have been inserted for convenience of reference only.  They are not intended to affect the meaning or interpretation of this Agreement.

16.19 Terms.

  Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement.  All pronouns (and any variations) will be deemed to refer to the masculine, feminine or neuter, as the identity of the Person may require.  The singular or plural includes the other, as the context requires or permits.  The word “include” (and any variation) is used in an illustrative sense rather than a limiting sense.  The word “day” means a calendar day, unless a Business Day is specified.

16.20 Governing Law.

  This Agreement will be governed by, and construed in accordance with, the laws of the State of Alaska.  Any conflict or apparent conflict between this Agreement and the Act will be resolved in favor of this Agreement, except as otherwise required by the Act.

16.21 No Tax Advice.

  All Members acknowledge that any tax advice express or implicit in the provision of this Agreement are not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding penalties that may be imposed on tax payer by the Internal Revenue Service.  Each Member should seek advice based on its particular circumstances from an independent tax advisor.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Operating Agreement of Alaska Digitel, LLC, to be duly executed and delivered, effective from the date first above mentioned, notwithstanding the actual date of signing.

GENERAL COMMUNICATION, INC.

By:  /s/ William C. Behnke
Name: William C. Behnke
Title: Senior Vice President

AKD HOLDINGS, LLC

By:  /s/ William M. Yandell
Name:  William M. Yandell
Title:  President

PACIFICOM HOLDINGS II, LLC

By:  /s/ William M. Yandell
Name:  William M. Yandell
Title:  President

FIRE LAKE PARTNERS, L.L.C.

By:  /s/ William M. Yandell
Name:  William M. Yandell
Title:  President

RED RIVER WIRELESS, LLC

By:  /s/ William M. Yandell
Name:  William M. Yandell
Title:  President

LIST OF SCHEDULES

Schedule

1.3                      Names and Addresses of Members

4.1                      Initial Capital Contributions

LIST OF EXHIBITS

Exhibit

A                      Form of Assignment of Units

B                      Form of Transferee’s Agreement

C                      Form of Management Agreement

D	Examples of Adjustments to Common Units and Profits Interest Units Outstanding

E                      Initial Budget

SCHEDULE 1.3

Names, Addresses and Unit Ownership

of Members

Members	Unit Ownership
General Communication, Inc.
2550 Denali Street, Suite 1000
Anchorage, AK 99503
Fax: (907) 868-5676
Attn:  Corporate Counsel

With a copy of any Notice to:

General Communication, Inc.
2550 Denali Street, Suite 1000
Anchorage, AK 99503
Fax: (907) 868-5676
Attn:  General Manager & Executive Vice President

1,600 Common Units
AKD Holdings, LLC
5350 Poplar Avenue, Suite 875
Memphis, TN 38119
Fax:  (901) 763-3369
Attn: Stephen M. Roberts

With a copy of any Notice to:

Jack S. Magids, Esq.
The Bogatin Law Firm, PLC
1661 International Place Drive, Suite 300
Memphis, Tennessee 38120-1431
Fax: (901) 767-2803

1,999 Common Units
Red River Wireless, LLC
5350 Poplar Avenue, Suite 875
Memphis, TN 38119
Fax:  (901) 763-3369
Attn: Stephen M. Roberts

With a copy of any Notice to:

Jack S. Magids, Esq.
The Bogatin Law Firm, PLC
1661 International Place Drive, Suite 300
Memphis, Tennessee 38120-1431
Fax: (901) 767-2803

0.2848 Common Units
Pacificom Holdings II, LLC
5350 Poplar Avenue, Suite 875
Memphis, TN 38119
Fax:  (901) 763-3369
Attn: Stephen M. Roberts

With a copy of any Notice to:

Jack S. Magids, Esq.
The Bogatin Law Firm, PLC
1661 International Place Drive, Suite 300
Memphis, Tennessee 38120-1431
Fax: (901) 767-2803

0.7152 Common Units

SCHEDULE 1.3

Names, Addresses and Unit Ownership

of Members

This Revised Schedule 1.3 reflects the Units owned by each Member following the transactions contemplated by Sections 2.2 and 2.3 of the Reorganization Agreement.

Members	Unit Ownership
General Communication, Inc.
2550 Denali Street, Suite 1000
Anchorage, AK 99503
Fax: (907) 868-5676
Attn:  Corporate Counsel

With a copy of any Notice to:

General Communication, Inc.
2550 Denali Street, Suite 1000
Anchorage, AK 99503
Fax: (907) 868-5676
 Attn:  General Manager & Executive Vice President

1,595.5 Common Units
AKD Holdings, LLC
5350 Poplar Avenue, Suite 875
Memphis, TN 38119
Fax:  (901) 763-3369
Attn: Stephen M. Roberts

LXXXVII. With a copy of any Notice to:

Jack S. Magids, Esq.
The Bogatin Law Firm, PLC
1661 International Place Drive, Suite 300
Memphis, Tennessee 38120-1431
Fax: (901) 767-2803

1,999 Common Units
Red River Wireless, LLC
5350 Poplar Avenue, Suite 875
Memphis, TN 38119
Fax:  (901) 763-3369
Attn: Stephen M. Roberts

With a copy of any Notice to:

Jack S. Magids, Esq.
The Bogatin Law Firm, PLC
1661 International Place Drive, Suite 300
Memphis, Tennessee 38120-1431
Fax: (901) 767-2803

0.2848 Common Units
Pacificom Holdings II, LLC
5350 Poplar Avenue, Suite 875
Memphis, TN 38119
Fax:  (901) 763-3369
Attn: Stephen M. Roberts

With a copy of any Notice to:

Jack S. Magids, Esq.
The Bogatin Law Firm, PLC
1661 International Place Drive, Suite 300
Memphis, Tennessee 38120-1431
Fax: (901) 767-2803

0.7152 Common Units

SCHEDULE 1.3

Names, Addresses and Unit Ownership

of Members

This Revised Schedule 1.3 reflects the Units owned by each Member following the transactions contemplated by Sections 2.2, 2.3 and 2.4 of the Reorganization Agreement.

Members	Unit Ownership
General Communication, Inc.
2550 Denali Street, Suite 1000
Anchorage, AK 99503
Fax: (907) 868-5676
Attn:  Corporate Counsel

With a copy of any Notice to:

General Communication, Inc.
2550 Denali Street, Suite 1000
Anchorage, AK 99503
Fax: (907) 868-5676
Attn:  General Manager & Executive Vice President

2,945.5 Common Units
AKD Holdings, LLC
5350 Poplar Avenue, Suite 875
Memphis, TN 38119
Fax:  (901) 763-3369
Attn: Stephen M. Roberts

With a copy of any Notice to:

Jack S. Magids, Esq.
The Bogatin Law Firm, PLC
1661 International Place Drive, Suite 300
Memphis, Tennessee 38120-1431
Fax: (901) 767-2803

650 Common Units

SCHEDULE 1.3

Names, Addresses and Unit Ownership

of Members

This Revised Schedule 1.3 reflects the Units owned by each Member following the transactions contemplated by Sections 2.2, 2.3, 2.4 and 2.5 of the Reorganization Agreement.

Members	Unit Ownership
General Communication, Inc.
2550 Denali Street, Suite 1000
Anchorage, AK 99503
Fax: (907) 868-5676
Attn:  Corporate Counsel

With a copy of any Notice to:

General Communication, Inc.
2550 Denali Street, Suite 1000
Anchorage, AK 99503
Fax: (907) 868-5676
Attn:  General Manager & Executive Vice President

2,945.5 Common Units
AKD Holdings, LLC
5350 Poplar Avenue, Suite 875
Memphis, TN 38119
Fax:  (901) 763-3369
Attn: Stephen M. Roberts

With a copy of any Notice to:

Jack S. Magids, Esq.
The Bogatin Law Firm, PLC
1661 International Place Drive, Suite 300
Memphis, Tennessee 38120-1431
Fax: (901) 767-2803

650 Common Units
Fire Lake Partners, L.L.C.
3127 Commercial Drive
Anchorage, AK 99501

Fax:
Attn: Stephen M. Roberts

With a copy of any Notice to:

Jack S. Magids, Esq.
The Bogatin Law Firm, PLC
1661 International Place Drive, Suite 300
Memphis, Tennessee 38120-1431
Fax: (901) 767-2803
229.5 Profits Interest Units

SCHEDULE 4.1

Initial Capital Contributions

This Schedule 4.1 reflects the Initial Capital Contributions of each Member following the transactions contemplated by Sections 2.2 and 2.3 of the Reorganization Agreement.

Members	Agreed Fair Market Value of Deemed Initial Contribution
General Communication, Inc.	$16,000,000.00
AKD Holdings, LLC	$20,034,789.59
Red River Wireless, LLC	$ 2,854.38
Pacificom Holdings II, LLC	$ 7,168.03
Fire Lake Partners, L.L.C.	$ 0.00
Total	$36,044,812.00

SCHEDULE 4.1

Initial Capital Contributions

This Schedule 4.1 reflects the Initial Capital Contributions of each Member following the transactions contemplated by Sections 2.2, 2.3, 2.4 and 2.5 of the Reorganization Agreement.

Members	Agreed Fair Market Value of Deemed Initial Contribution
General Communication, Inc.	$29,530,248.00
AKD Holdings, LLC	$ 6,514,563.90
Fire Lake Partners, L.L.C.	$ 0.00
Total	$36,044,812.00

EXHIBIT A

Form of

Assignment of Units

The undersigned Transferor hereby transfers and assigns _______ Units in Alaska Digitel, LLC, a Alaska limited liability company, to ________________________, as Transferee.  The Capital Account of the Transferor that is attributable to the transferred Units will carry over to the Transferee.  The Units transferred is subject to all of the terms and conditions of that certain Second Amended and Restated Operating Agreement of ______________, dated as of ______________, as such Agreement may be amended (“Operating Agreement”).  The Transferor shall remain liable for all of its liabilities under the Operating Agreement.

Transferor:

By:_______________________________
     Name:
     Title:
     Date:

EXHIBIT B

Form of

Transferee’s Agreement

As a Transferee of Units in Alaska Digitel, LLC, a Alaska limited liability company governed by a Second Amended and Restated Operating Agreement dated as of _______________, the undersigned agrees to be bound as a party to such Agreement (which, as it may be amended, is hereby incorporated by reference).  The Transferee acknowledges and agrees that, unless admitted as a Member of the limited liability company as provided in such Agreement, the Transferee will have only the limited rights of an assignee as specified by law.

Transferee:

By:_______________________________
     Name:
     Title:
     Date:

Address:

Taxpayer ID Number:

Telephone Number:

Fax Number:

EXHIBIT C

Form of Management Agreement

See attached.

(

EXHIBIT D

Examples of Adjustments to Common Units and Profits Interest Units Outstanding

See attached Schedule 2.3.3 to the Reorganization Agreement.

EXHIBIT E

Initial Budget

See attached.